As filed with the Securities and Exchange Commission on July 21, 1997

                                                   REGISTRATION NO. 333-_______

 -----------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   -----------------------------------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                   -----------------------------------------
                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)


           VIRGINIA                          8733                              56-1641133
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)

  COMMONWEALTH BIOTECHNOLOGIES, INC.                           COMMONWEALTH BIOTECHNOLOGIES, INC.
  911 EAST LEIGH STREET, SUITE G-19                            911 EAST LEIGH STREET, SUITE G-19
       RICHMOND, VIRGINIA 23219                                     RICHMOND, VIRGINIA 23219
          (804) 648-3820                                                (804) 648-3820
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE   (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED
               OFFICES)                                          PRINCIPAL PLACE OF BUSINESS)

                                ---------------
                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                       911 EAST LEIGH STREET, SUITE G-19
                            RICHMOND, VIRGINIA 23219
                  ATTENTION: RICHARD D. FREER, PH.D., CHAIRMAN
                                 (804) 648-3820
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

       J. BENJAMIN ENGLISH, ESQ.                     JAMES J. WHEATON, ESQ.
LECLAIR RYAN, A PROFESSIONAL CORPORATION             WILLCOX & SAVAGE, P.C.
    707 EAST MAIN STREET, SUITE 1100                1800 NATIONSBANK CENTER
        RICHMOND, VIRGINIA 23233                    NORFOLK, VIRGINIA 23510
             (804) 783-2003                              (757) 628-5619

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE ON OR AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

               IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: [X]

               IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
______________________

               IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ______________________

               IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                               Amount to be        Proposed Maximum       Proposed Maximum          Amount
Title of Each Class of Securities to be         Registered        Offering Price Per     Aggregate Offering           of
                Registered                                              Unit (1)                Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                                      834,000               $ 6.00             $ 5,004,000.00
--------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants (2)                         83,400               $ 0.001            $        83.40
--------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise of the
Underwriter's Warrants                             83,400               $ 9.90             $   825,660.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock (3)                                  541,370               $ 6.00             $ 3,248,220.00
--------------------------------------------------------------------------------------------------------------------------------
Private Placement Warrants (4)                     50,000               $ 0.001            $        50.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise of the
Private Placement Warrants                         50,000               $ 9.90             $   495,000.00
--------------------------------------------------------------------------------------------------------------------------------
Management Warrants (5)                           100,000               $ 0.001            $       100.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise of the
Management Warrants                               100,000               $ 9.90             $   990,000.00
--------------------------------------------------------------------------------------------------------------------------------
Total                                                --                    --              $10,563,113.40            $ 3,201
--------------------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum price is estimated solely for the purpose of computing the amount of the registration fee.

(2) In connection with the Registrant's sale of the shares of Common Stock registered hereby, the Registrant shall sell to Anderson & Strudwick, Incorporated (the "Underwriter") warrants to purchase 83,400 shares of Common Stock (the "Underwriter's Warrants"). The price to be paid by the Underwriter for the Underwriter Warrants is $.001 per warrant. The exercise price of the Underwriter's Warrants is $9.90 per share.

(3) Represents the shares of Common Stock (including those representing interest payments) (the "Conversion Shares") issuable by the Registrant upon conversion of those certain subordinated convertible notes (the "Notes"). The Notes were issued by the Registrant in a private placement on June 25, 1997, and the Conversion Shares will be issued in a private placement simultaneously with the completion of the Offering (the "Private Placement"). The resale of the Conversion Shares is registered hereunder.

(4) In connection with the Private Placement, the Registrant sold to the Underwriter warrants to purchase an aggregate of 50,000 shares of Common Stock (the "Private Placement Warrants"). The price paid by the Underwriter for the Private Placement Warrants was $.001 per warrant. The exercise price of the Private Placement Warrants is $9.90 per share.

(5) In connection with the Private Placement, the Registrant sold to the Registrant's executive officers warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Management Warrants"). The price paid by the executive officers for the Management Warrants was $.001 per warrant. The exercise price of the Management Warrants is $9.90 per share.

               -------------------------------------------------

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

               -------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 21, 1997

PROSPECTUS

                   [LOGO--COMMONWEALTH BIOTECHNOLOGIES, INC.]

                         834,000 Shares of Common Stock

               Commonwealth Biotechnologies, Inc. ("CBI" or the "Company") hereby offers (the "Offering") 834,000 shares of the Company's common stock, no par value per share (the "Common Stock"). Prior to the Offering, no public market for the Common Stock existed and no assurance can be given that any such market will develop after the completion of the Offering or, that if developed, such market will be sustained. It is currently anticipated that the initial public offering price will be $6.00 per share of Common Stock. For the method of determining the initial public offering price of the Common Stock, see "RISK FACTORS" and "UNDERWRITING." In addition, resales of (a) an aggregate of 541,370 shares of Common Stock (the "Conversion Shares"), issuable in a private placement upon the automatic conversion of certain subordinated convertible notes (the "Notes") issued by the Company in a private placement on June 25, 1997 (the "Private Placement"), (b) warrants to purchase an aggregate of 83,400 shares of Common Stock (the "Underwriter's Warrants"), each of which has a term of five years and an exercise price equal to 165% of the initial public offering price of a share of Common Stock offered hereby, issued to Anderson & Strudwick, Incorporated (the "Underwriter") as additional underwriting compensation, (c) warrants to purchase an aggregate of 50,000 shares of Common Stock (the "Private Placement Warrants"), each of which has a term of five years and an exercise price equal to 165% of the initial public offering price of a share of Common Stock offered hereby, issued to the Underwriter as additional compensation for placement services rendered to the Company during the Private Placement, (d) warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Management Warrants"), each of which has a term of ten years and an exercise price equal to 165% of the initial public offering price of a share of Common Stock offered hereby, issued to certain executive officers of the Company and
(e) an aggregate of 233,400 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants, the Private Placement Warrants and the Management Warrants (collectively, the "Resale Securities") are being registered hereby. The Resale Securities are not being sold concurrently with the Common Stock offered by the Company to the public and are not underwritten. Such securities may, however, be sold at a later time. See "RISK FACTORS--Shares Eligible for Future Sale." The Company intends to apply for inclusion of the shares of Common Stock on the Nasdaq SmallCap Market under the symbol "CBTE."

               The Company provides sophisticated research and development support services on a contract basis to the biotechnology industry. See "BUSINESS--Overview."

        THESE ARE SPECULATIVE SECURITIES. THE SECURITIES OFFERED HEREBY
               A HIGH DEGREE OF RISK. INVESTORS SHOULD BE ABLE TO
                SUSTAIN A COMPLETE LOSS OF THEIR INVESTMENT. SEE
                    "RISK FACTORS" ON PAGES ___ THROUGH ___

  THESE SECURITIES HAVE NOT BEEN APPROVED OF DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------
              Price to Public Underwriting Discount(1)  Proceeds to Company(2)
------------------------------------------------------------------------------
Per Share....   $     6.00         $       0.48              $        5.52
------------------------------------------------------------------------------
Total........   $5,004,000         $ 400,320.00              $4,603,680.00
------------------------------------------------------------------------------

               (1) Does not reflect the issuance of the Underwriter's Warrants as additional underwriting compensation. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

               (2) Before deducting additional expenses of the Offering payable by the Company, estimated at $200,000.

                                                              (Alternate Cover)

                       COMMONWEALTH BIOTECHNOLOGIES, INC.

           SHARES OF COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS

         This Prospectus relates to the resale by the holders thereof (the "Selling Securityholders") of (a) an aggregate of 541,370 shares of common stock, no par value per share ("Common Stock") of Commonwealth Biotechnologies, Inc. (the "Company"), issuable upon the automatic conversion of certain subordinated convertible notes (the "Notes") issued by the Company in a private placement on June 25, 1997 (the "Private Placement"), (b) warrants to purchase an aggregate of 83,400 shares of Common Stock (the "Underwriter's Warrants"), each of which has a term of five years and an exercise price equal to 165% of the initial public offering price of a share of Common Stock offered hereby, issued to Anderson & Strudwick, Incorporated (the "Underwriter") as additional underwriting compensation, (c) warrants to purchase an aggregate of 50,000 shares of Common Stock (the "Private Placement Warrants"), each of which has a term of five years and an exercise price equal to 165% of the initial public offering price of a share of Common Stock offered hereby, issued to the Underwriter as additional compensation for placement services rendered to the Company during the Private Placement, (d) warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Management Warrants"), each of which has a term of ten years and an exercise price equal to 165% of the initial public offering price of a share of Common Stock offered hereby, issued to certain executive officers of the Company, and (e) an aggregate of 233,400 shares of Common Stock issuable upon conversion of the Underwriter's Warrants, the Private Placement Warrants and the Management Warrants. The offering of such securities by the Selling Securityholders may occur contemporaneously with the separate offering of 834,000 shares of Common Stock by the Company in an underwritten public offering (the "Offering"). In the event the Underwriter's Warrants, the Private Placement Warrants and the Management's Warrants are exercised, the shares being registered on behalf of the Selling Securityholders will constitute 53.6% of the outstanding shares of Common Stock upon completion of the Offering. The resale of the securities of the Selling Securityholders is subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "SELLING SECURITYHOLDERS" and "RISK FACTORS--Shares Eligible for Future Sale."

         The Company has applied for inclusion of the Common Stock, the Underwriter's Warrants and the Private Placement Warrants on The Nasdaq SmallCap Market although there can be no assurance that an active trading market will develop. See "RISK FACTORS--No Prior Market for Common Stock," and "--Volatility of Stock Price."

         The Common Stock offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place in the market, including ordinary brokerage transactions, privately-negotiated transactions or sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage prices or commissions may be paid by the Selling Securityholders in connection with sales of such securities.

         The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Securityholders against liabilities, including liabilities under the Securities Act.

         The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. See "SELLING SECURITYHOLDERS."

         The Company provides sophisticated research and development analytical services on a contract basis to the biotechnology industry. See "BUSINESS."


        THESE ARE SPECULATIVE SECURITIES. THE SECURITIES OFFERED HEREBY
           INVOLVE A HIGH DEGREE OF RISK. INVESTORS SHOULD BE ABLE TO
                SUSTAIN A COMPLETE LOSS OF THEIR INVESTMENT. SEE
                    "RISK FACTORS" ON PAGES ___ THROUGH ___

  THESE SECURITIES HAVE NOT BEEN APPROVED OF DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                  The Date of this Prospectus is       , 1997.

               The Common Stock is being offered by the Company through the Underwriter on a "best efforts, all-or-none" basis, when, as and if issued and subject to approval of certain legal matters by the Underwriter and certain other conditions. Unless sooner withdrawn or canceled by either the Company or the Underwriter, the Offering will continue until the earlier of the date on which all of the Common Stock offered hereby is sold or November 21, 1997 (the "Offering Termination Date"). Pending the sale of all of the shares of Common Stock offered hereby, all proceeds will be deposited into an escrow account with __________ (the "Escrow Agent"). If the Offering is withdrawn or canceled or if all of the shares offered hereby are not sold by the Offering Termination Date, the Offering will terminate and all proceeds will be returned by the Escrow Agent to the persons from which they are received, without any deduction therefrom or interest thereon, within five business days after such termination or withdrawal.


                              ANDERSON & STRUDWICK
                                  INCORPORATED

            The date of this Prospectus is _________________, 1997.



                  PRIOR TO THE OFFERING, THE COMPANY WAS NOT A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUBSEQUENT TO THE OFFERING, THE COMPANY INTENDS TO FURNISH TO ITS SHAREHOLDERS ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY ITS INDEPENDENT ACCOUNTANTS, AND SUCH OTHER PERIODIC REPORTS AS IT MAY DETERMINE TO FURNISH OR AS MAY BE REQUIRED BY LAW.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information, including "RISK FACTORS" and the Company's financial statements and related notes thereto appearing elsewhere in this Prospectus. The shares of Common Stock offered hereby involve a high degree of risk. Investors in the Offering should be able to sustain a complete loss of their investment. See "RISK FACTORS." This Prospectus contains certain forward-looking statements that involve risks and uncertainties. See "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS." The Company's actual results and the timing of certain events could differ materially from those discussed in or projected by the forward-looking statements. Factors that could cause or contribute to such differences include those discussed under "RISK FACTORS." Certain terms used herein are defined in the Glossary section of this Prospectus.

                                  The Company

         The Company was founded in 1992 by four experienced research scientists to provide sophisticated research and development analytical services on a contract basis to the biotechnology industry. The Company's customers consist of private companies, academic institutions and government agencies, all of which use biological and biochemical strategies to develop products for health care, agricultural and other purposes.

         Much of the revenue in biotechnology is derived from innovative products based on research into the fundamental biological processes that support life. These fundamental processes depend on the interrelationships of basic components of cells in living organisms, including enzymes, proteins, peptides, DNA and RNA, an understanding of which enables scientists to develop new compounds having commercial applications. The Company's services assist customers in understanding these relationships and developing commercial products based on that understanding.

         The Company provides services to customers on a contract basis and derives its revenues from these services, and not from sales of commercial products resulting from the research. This arrangement distinguishes the Company from many other biotechnology companies in that the Company's revenues are not directly dependent on successfully commercializing a new biotechnology product.

         The Company has established a reputation for providing a wider range of services than many of its competitors and in 1996 had revenues of $989,925 and net income of $179,146. The Company has identified a growth strategy which involves expansion of facilities and marketing and development of related lines of business having significant potential for growth. The Company intends to focus its efforts on the maintenance and expansion of long term relationships with customers in the biotechnology industry as well as the establishment of new customer relationships. See "BUSINESS--Growth Strategy."

         In addition to its analytical services, the Company is also developing several of its own proprietary new technologies in the areas of anti-coagulation and genomic sequence analysis. The Company has a patent application pending for a heparin antagonist compound which may lead to a new drug having fewer adverse effects than existing drugs. The development of these technologies has been funded by grants from government agencies, and the Company anticipates that this portion of its operations will continue to be funded in this manner. These technologies are in the early stage of development and should be considered highly speculative at this time. See "BUSINESS--Proprietary Research and Research Grants," "--Intellectual Property," "--Government Regulation" and "RISK FACTORS--Risks Associated with Development of Proprietary Technologies."

                             The Company's Offices

         The Company was incorporated in Virginia in September 1992. The Company's principal executive offices are located at 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219 and its telephone number is (804) 648-3820.

                                  The Offering

Securities Offered by the Company           834,000 shares of Common Stock.  See
                                            "DESCRIPTION OF SECURITIES."

Shares of Common Stock Outstanding
   before Offering                          612,643

Common Stock to be Outstanding
   after the Offering                       1,446,643 shares of Common Stock

Use of Proceeds                             The net proceeds of this Offering
                                            will be used for working capital,
                                            capital expenditures and general
                                            and administrative purposes.  See
                                            "USE OF PROCEEDS."

Risk Factors                                Investment in the Common Stock
                                            involves a high degree of risk.
                                            See "RISK FACTORS."

Proposed Nasdaq SmallCap Symbol (1)             CBTE

-----------------------------------
(1) No assurance can be given that an active trading market for the Common Stock will develop or be maintained. See "RISK FACTORS--No Prior Market for Common Stock."

               Except as otherwise indicated, all share and per share data in this Prospectus (a) assume the conversion of the Notes into the Conversion Shares upon completion of the Offering (including an assumed payment of interest in the amount of 41,370 shares--interest accrues from June 25, 1997 through the date of conversion at a rate of 20% per annum and is payable in shares of Common Stock at a rate of $6.00 per share through the Offering Termination Date); (b) give no effect to the aggregate of 233,400 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants, the Private Placement Warrants and the Management Warrants; and (c) assume no issuance of an aggregate of 376,667 shares of Common Stock which may be issued pursuant to incentive awards that may be granted under the Company's 1997 Stock Incentive Plan (the "Incentive Plan"), of which the Company intends to grant options to purchase an aggregate of 236,667 shares of Common Stock to the Company's founders upon the completion of the Offering. See "CAPITALIZATION", "MANAGEMENT--Incentive Plan," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," "DESCRIPTION OF CAPITAL STOCK--Warrants" and "UNDERWRITING."

                         SUMMARY FINANCIAL INFORMATION

        The following table sets forth certain historical financial information of the Company.


                                                                          For the Three Months         For the Years Ended
                                                                             Ended March 31,               December 31,
                                                                          1997            1996         1996            1995
------------------------------------------------------------------------------------------------------------------------------
                                                                             (Unaudited)
Operations Data:

     Revenue                                                         $   599,916    $  193,054    $   989,925       $  369,301

     Net income before proforma income tax expense                   $   248,947    $   83,184    $   179,146       $   53,714

     Proforma net income (1)                                         $   178,828    $   77,662    $   129,495       $   31,622

     Proforma earnings per common and common equivalent share (2)    $      0.38    $     0.16    $      0.27       $     0.07


Balance Sheet Data as of:


                                                                            March 31, 1997                December 31,
                                                                      -------------------------   ----------------------------
                                                                              (Unaudited)                   (Actual)
                                                                                     As
                                                                       Actual      Adjusted (3)        1996             1995
                                                                     ---------     ------------   -----------      ------------
Working capital                                                      $ 243,928      $ 7,177,996   $    91,637       $      (34)

Current ratio                                                             2.37      $     31.25   $      1.32       $     1.00

Total assets                                                         $ 846,858      $ 7,840,538   $   634,193       $  186,818

Shareholders' equity                                                 $ 388,692      $ 7,322,760   $   162,269       $   62,656

Book value per share (2)                                             $    0.82      $      5.60   $      0.34       $     0.13

(1) The above financial data gives retroactive effect to conversion from S Corporation to C Corporation.

(2) The above financial data gives retroactive effect to the 93.78-for-one stock split effective June 24, 1997.

(3) As adjusted to reflect (i) the sale of 834,000 shares of common stock offered hereby (at the Price to Public of $6.00 per share) and the application of the estimated net proceeds therefrom and (ii) the conversion of convertible subordinated notes to common stock at a conversion price of $6.00 per share. See "Description of Capital Stock."

                                  RISK FACTORS


         The shares of Common Stock offered pursuant to this Prospectus are speculative and involve a high degree of risk, and an investment in the Common Stock should be considered only by investors who are capable of affording an entire loss of the amount invested. Prospective investors should carefully consider, along with the other information contained in this Prospectus, the following considerations and risks in evaluating an investment in the Company.

Variability of Operating Results


         The Company's revenues are derived through provision of analytical services to the pharmaceutical, biotechnology and related industries. The Company has experienced and may continue to experience significant quarterly fluctuations in revenues due to variations in contract status with several large customers. In addition, the majority of other customer projects are individual orders for specific projects. Engagement for successive work is highly dependent upon the customer's satisfaction with the services provided to date, and upon factors beyond the Company's control such as the timing of product development and commercialization programs of the Company's customers. The Company is unable to predict for more than a few months in advance the number and size of future projects in any given period. Thus, timing of significant projects could have a significant impact on financial results in any given period. The combined impact of several large contracts and the unpredictable project fluctuations from other customers can result in very large fluctuations in financial performance from quarter to quarter or year to year. In addition, the biotechnology industry is currently progressing through a consolidation phase of development. As a result, many large competitors may internalize their biotechnology research services. If this occurs, the Company's future customers will likely be smaller companies without captive research capabilities. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS."


Dependence on Government Grants


         A significant portion of the Company's revenue (approximately 31% in the year ended December 31, 1996 and 21% for the quarter ended March 31, 1997), and substantially all of its financing for proprietary research projects, is funded by grants from federal government agencies. The Company must compete for these grants with a large number of other companies and academic institutions, many of which have substantially greater resources than the Company. There can be no assurance that the Company will be able to compete successfully for these grants, or that the agencies making the grants will continue to make grants at levels sufficient to provide funding for the Company's proprietary research. In the absence of these grants, the Company would be forced to seek alternative sources of funding for its proprietary research and development projects, and there can be no assurance that such funding would be available. See "BUSINESS--Proprietary Research and Research Grants."

Dependence on and Need to Hire Personnel


         The Company is highly dependent on its senior management and scientific staff, and the loss of their services would adversely affect the Company. In addition, the Company must hire and retain a number of additional highly qualified and experienced management and scientific personnel, consultants and advisors. The Company's ability to attract and retain qualified personnel is critical to the Company's continued success. Competition for qualified individuals is intense, and the Company faces competition from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that the Company will be able to attract and retain such individuals on acceptable terms or at all, and the failure to do so would have a material adverse effect on the Company. Additionally, the hiring of personnel after the Offering will increase the Company's expenses. See "BUSINESS--Employees."


Lack of Sales and Marketing Capabilities

         The Company currently has no full-time marketing or sales personnel. The Company will have to develop a sales force or rely on marketing partners or other arrangements with third parties for the marketing and sale of its services. There can be no assurance that the Company will be able to establish sales and marketing capabilities or make arrangements with third parties to perform those activities on terms satisfactory to the Company, or that any internal capabilities or third party arrangements will be cost-effective. See "BUSINESS--Employees."

         In addition, any third parties with which the Company establishes sales and marketing arrangements may have significant control over important aspects of these operations, including market identification, marketing methods, pricing, composition of sales force and promotional activities. There can be no assurance that the Company will be able to control the amount and timing of resources that any third party may devote to the Company's services or prevent any third party from pursuing alternative services which compete with those of the Company. See "BUSINESS--Marketing."

Competition

         The Company encounters, and expects to continue to encounter, intense competition in the development and sale of its current and future services. Many of the Company's competitors and potential competitors have substantially larger laboratory facilities, marketing capabilities and staff than those of the Company. In order to remain competitive, the Company will need to make available to its customers new analytical technologies as they become available in the Company's rapidly changing, technology driven business. Substantial future capital expenditures may be required to acquire these technologies. See "BUSINESS--Competition."

Reliance on Significant Customer Retention

         The Company's future success will depend, in part, upon its ability to maintain relationships with its key customers. In 1996, approximately 20% of the Company's revenues were attributable to one private industry customer. The loss of this customer would adversely affect the Company.

Hazardous Materials

         The Company's operations involve the controlled use of hazardous materials, chemicals, recombinant biological molecules, biohazards (infectious agents) and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. See "BUSINESS--Government Regulation."


Risks Associated with Development of Proprietary Technologies

          The Company is conducting initial research into several new potential technologies which may result in new pharmaceutical products, the intellectual property rights to which the Company would control. These technologies are in very early stages of development and are highly speculative due to the substantial risks and considerable uncertainties associated with their development, which include but are not limited to the following:

         Commercial Viability. The development of the Company's technologies may fail to yield products which are effective or offer advantages over other products, resulting in the products having little commercial value. Other companies having substantially greater research, development and marketing resources than the Company may develop competing products which would preclude the Company's products from gaining acceptance in the marketplace.

         Uncertainty of Intellectual Property Rights. The Company must secure and defend patent and other intellectual property rights to the technologies, and avoid infringing the intellectual property rights of third parties. The patent positions of biotechnology companies are uncertain and involve complex legal and factual questions. There can be no assurance that the Company will develop intellectual property rights that are protectable or that the protection afforded by patents or otherwise will be sufficient to protect the commercial value of the Company's technologies. In addition, there can be no assurance that any patent rights issued to the Company will not be challenged, invalidated, infringed or circumvented.

          Extensive Government Regulation. Commercialization of any products resulting from the Company's research generally will require government approvals and be subject to extensive government regulation. In the case of human pharmaceutical products, the approval of the United States Food and Drug Administration requires extensive pre-clinical and clinical trials involving considerable costs and uncertainties. Failure to receive government approvals would preclude commercialization of products based on the Company's research and development programs.

         Dependence on Third Parties. Because the Company does not have and does not anticipate having the resources necessary to develop products beyond the initial research stage, the Company anticipates licensing any valuable technologies resulting from its research to third parties for development into commercial products. As a result, the Company will surrender control over the development and marketing processes and will be dependent on the efforts and resources of third parties.

         There can be no assurance that the Company's proprietary research programs will result in any commercial products, and prospective investors considering an investment in the Common Stock are discouraged from attributing significant value to the Company's proprietary research programs. See "BUSINESS -- Intellectual Property" and "-- Government Regulation."

No Dividends

         The Company does not intend to pay any cash dividends in the foreseeable future and intends to retain its earnings, if any, for the operation of its business. See "DIVIDEND POLICY."

Anti-Takeover Provisions


         The Company's Amended and Restated Articles of Incorporation ("Articles") and Amended and Restated Bylaws ("Bylaws") provide for a classified Board of Directors, the removal of Directors only with cause, advance notice requirements for director nominations and actions to be taken at annual meetings of the Company's shareholders and a requirement that affiliated transactions be approved by at least two-thirds of the outstanding shares of each voting group. The Company is subject to certain provisions of the Virginia Stock Corporation Act (the "Virginia Act") which, in general, (i) prevent an Interested Shareholder (defined generally as a person owning more than 10% of any class of the Company's voting securities) from engaging in an "Affiliated Transaction" (as defined herein) with the Company unless certain conditions are met and (ii) deny voting rights to shares acquired by a person in a Control Share Acquisition (defined generally as an acquisition resulting in voting power which exceeds one-fifth, one-third or a majority) unless such rights are granted by the Company's shareholders, and permit the Company, under certain circumstances, to redeem the shares so acquired.

         Such provisions could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company. In addition, certain provisions of the Company employee benefit plans, employment agreements and severance agreements may also render any such business combination more costly and therefore less probable. See "DESCRIPTION OF CAPITAL STOCK--Certain Provisions of the Company's Articles of Incorporation and Bylaws," "--Certain Corporate Governance Provisions of the Virginia Act," "--Effect of Certain Provisions Upon an Attempt to Acquire Control of the Company," "MANAGEMENT--Incentive Plan," and "--Change in Control Protections."


Limitation on Officers' and Directors' Liabilities Under Virginia Law

         Pursuant to the Company's Articles, as authorized under applicable Virginia law, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Virginia law or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Articles provide that the Company must indemnify its officers and directors to the fullest extent permitted by Virginia law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company. See "MANAGEMENT--Liability and Indemnification of Officers and Directors."

Related Party Transactions

         The Company has entered into certain transactions with parties who were stockholders of the Company at the time of the transactions. A summary of the terms and conditions of these transactions may be found under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." These transactions involve inherent conflicts between the interest of the Company and the interests of the other parties to the transactions.

Substantial Shares of Common Stock Reserved for the Exercise of Options and Warrants

         The Company has reserved 376,667 shares of Common Stock for issuance upon the exercise of incentive awards granted or available for grant to employees, officers, directors, advisors and consultants pursuant to the Incentive Plan, of which the Company anticipates granting options to purchase an aggregate of 236,667 shares of Common Stock to the Company's founders upon the completion of the Offering. In addition, the Company has reserved an aggregate of 233,400 shares of Common Stock for issuance upon exercise of (a) the Underwriter's Warrants, (b) the Private Placement Warrants, and (c) the Management Warrants. These options and warrants may adversely affect the Company's ability to obtain financing in the future. The holders of such options and warrants can be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "UNDERWRITING," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "MANAGEMENT--Management Option Grants."

Shares Eligible for Future Sale

         Future sale of substantial amounts of Common Stock in the public market following the Offering could adversely affect the market value for the Common Stock. The 834,000 shares sold by the Company in this Offering will be freely tradable unless acquired by an affiliate of the Company. The holders of the Notes (which automatically convert into an aggregate of 541,370 shares of Common Stock (including assumed interest) upon the completion of the Offering) are not subject to any "lock-up" agreements restricting disposition of their shares, and therefore, the holders of the Notes who are not affiliates of the Company may sell such shares of Common Stock in accordance with the resale provisions of this Prospectus. In addition, resales of 233,400 shares of the Company's Common Stock (to be issued when and if the Underwriter's Warrants, the Private Placement Warrants and the Management Warrants are exercised), none of which are subject to any "lock-up" agreements, are being registered concurrent with the Offering. Such shares may be resold in accordance with the resale provisions contained in this Prospectus. Notwithstanding the foregoing, however, transfer of the Underwriter's Warrants, the Private Placement Warrants and the shares underlying these warrants is restricted to bona fide officers of the Underwriter for a one-year period following the grant thereof in accordance with the rules of the National Association of Securities Dealers, Inc. Upon the completion of the Offering, the Company anticipates issuing options to purchase an aggregate of 236,667 shares of Common Stock to certain of the Company's executive officers pursuant to the Incentive Plan. These shares are not being registered in connection with the Offering, but may be resold in accordance with the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"). Similarly, certain of the Company's executive officers and directors own an aggregate of 71,273 shares of Common Stock. While these shares are not registered in the Offering, they may be resold in accordance with the provisions of Rule 144. See "SELLING SECURITYHOLDERS" and "PLAN OF DISTRIBUTION FOR SELLING SECURITYHOLDERS."


Arbitrary Determination of Offering Price

         The offering price of the shares of Common Stock has been determined through negotiations between the Company and the Underwriter. Among the factors considered in determining the price were prevailing market conditions, the general economic environment, estimates of the prospects of the Company, the background and capital contributions of management and current conditions of the securities markets and the Company's industry. The initial public offering price may bear no relationship to the price at which the Common Stock will trade in the market upon completion of the Offering. See "UNDERWRITING."


No Prior Market for Common Stock

         Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained after the Offering or that investors will be able to sell the Common Stock should they desire to do so. See "UNDERWRITING."

Volatility of Stock Price

         The market price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors concerning the Company or its competitors. The Company's operating results may also be below the expectations of market analysts and investors, which would likely have a material adverse effect on the prevailing market price of the Common Stock.

         Further, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many biotechnology companies. These price fluctuations often have been unrelated or disproportionate to the operating performance of such companies. Market fluctuations, as well as general economic, political and market conditions such as recessions or international currency fluctuations, may adversely affect the market price of the Common Stock. The realization of any of the risks described in these "RISK FACTORS" could have a dramatic and adverse impact on the market price of the Common Stock.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements herein regarding the development of the Company's proprietary technologies and potential changes in the Company's customer base and the impact of those changes in the variability of the Company's results of operations constitute forward-looking statements under the federal securities laws. Such statements are subject to certain risks and uncertainties that could preclude the Company from developing revenue-generating commercial products based on its proprietary research or result in the Company's failure to realize decreased variability of operating results. Risks and uncertainties relating to proprietary technologies are outlined under the caption "RISK FACTORS - Risks Associated with development of Proprietary Technologies." With respect to variability of operating results, the changes in the biotechnology industry anticipated by the Company may fail to occur, or even if they occur, they may fail to have the anticipated effect on the Company's revenues.

                                USE OF PROCEEDS

         After deducting selling commissions and other expenses of the Offering, the net proceeds to the Company from the sale of the shares of Common Stock offered hereby are estimated to be $4,403,680. The Company currently plans to use the net proceeds from the Offering, and any interest generated therefrom, for working capital, capital expenditures and general and administrative purposes. The information below constitutes the Company's best estimate as to the specific uses of such funds:


                 Equipment Purchases       -      $2,000,000
                 Lease of Facilities       -      $  500,000
                 Sales & Marketing         -      $  803,680
                 Personnel                 -      $  400,000
                 Working Capital           -      $  700,000


The amounts actually expended for each purpose may vary. Pending the use of the net proceeds, the Company may invest the funds in short-term money market, government and federal agency obligations, bank certificates of deposit and savings deposits.


                                DIVIDEND POLICY

         The Company currently intends to retain all future earnings, if any, to finance growth and development of its business and, therefore, does not expect to declare or pay any cash dividends in the foreseeable future. The declaration of dividends, however, is within the discretion of the Company's Board. See "RISK FACTORS--No Dividends."

                                    DILUTION

         At March 31, 1997, the net tangible book value of the Company was $2,978,692. "Net tangible book value" per share of Common Stock represents the amount of the Company's total assets, less the amount of its total liabilities, divided by the number of shares of Common Stock outstanding. Dilution represents the difference between the amount per share of Common Stock paid by the new investors purchasing in the Offering and the pro forma net tangible book value per share of Common Stock after the Offering. After giving effect to the sale by the Company of the 834,000 shares of Common Stock offered hereby at $6.00 per share and the payment of the estimated expenses related to the Offering of $600,320, the pro forma net tangible book value of the Company at March 31, 1997 would have been $7,382,732, or $5.60 per share of Common Stock. This represents an immediate increase in net tangible book value of $.39 per share of Common Stock to existing shareholders and an immediate dilution of $.40 per share of Common Stock to new investors purchasing Common Stock in the Offering, as illustrated in the following table:


   Price Per Share in the Offering                                 $     6.00
      Net tangible book value per share before the Offering        $     5.21
      Increase per share attributable to new investors             $      .79
   Pro forma net tangible book value per share after the Offering  $     5.60
   Dilution to new investors                                       $      .40

               The following table sets forth, at July 18, 1997, (i) the number of shares of Common Stock purchased from the Company by its founders and by holders of the Conversion Shares to be issued upon completion of the Offering,
(ii) the total consideration paid and the average price per share paid for such shares by such shareholders; and (iii) the number of shares of Common Stock to be sold by the Company in the Offering, the total consideration to be paid and the average price per share:



                        Shares Purchased          Total Consideration
                                                                         Average Price
                      Number     Percentage      Amount      Percentage    Per Share
New Investors         834,000      57.7%     $5,004,000(1)     62.5%         $6.00
Holders of
  Conversion Shares   541,370      37.4      $3,000,000(1)     37.5          $5.25
Company Founders       71,273       4.9            --            --            --
                    ---------     -----      ----------       -----
Total               1,446,643     100.0%     $8,004,000(1)    100.0%

-----------------------------------

(1) Prior to the deduction of expenses related to the issuance thereof.

                                 CAPITALIZATION

               The following table sets forth the actual capitalization of the Company at March 31, 1997, and the capitalization of the Company as adjusted to reflect the sale by the Company of the Notes in the Private Placement, the sale by the Company of the Common Stock offered hereby and the initial application of the estimated proceeds of thereof. See "USE OF PROCEEDS." This table should be read in conjunction with the Company's Financial Statements and the Notes thereto included elsewhere herein.


                                                                                                   December 31
                                                                     March 31, 1997                   1996
                                                               ------------------------------   -----------------
                                                                       (Unaudited)

                                                                   As
                                                                 Adjusted          Actual            Actual
                                                                -----------------------------   -----------------
Short-term debt:
     Demand note payable                                        $    42,000     $   42,000       $            -
     Current portion of long-term debt                               58,496         58,496               37,293
                                                                -----------------------------    -----------------
                                                                    100,496        100,496               37,293
                                                                -----------------------------    -----------------

Long-term debt, net of current portion                              280,507        280,507              185,627
                                                                -----------------------------    -----------------

Shareholders' equity:
     Common stock, no par value, 10,000,000 shares authorized,
         71,273 shares issued and outstanding; 1,405,273 shares
         issued and outstanding as adjusted (1) (2)                     760            760                  760
     Additional paid-in capital (1) (3)                           7,322,000              -                    -
     Retained earnings (3)                                                -        387,932              161,509
                                                                -----------------------------    -----------------

                                                                  7,322,760        388,692              162,269
                                                                -----------------------------    -----------------

         Total capitalization                                   $ 7,703,763     $  769,695       $      385,189
                                                                =============================    =================

(1) Reflects the (i) conversion of the convertible subordinated notes into 500,000 shares of common stock, and (ii) the sale 834,000 shares of common stock offered hereby (at the Price to Public of $6.00 per share) and the application of the estimated net proceeds therefrom.

(2) Does not include: (i) 100,000 shares reserved for issuance upon exercise of Management Warrants; (ii) up to 376,667 shares reserved for issuance under the Company's Incentive Plan; (iii) 83,400 shares issuable upon exercise of the Underwriter's Warrants for the Offering and (iv) 50,000 shares issuable issuable upon exercise of the Underwriter's Private Placement Warrants.

(3) Reflects the June 25, 1997 conversion from S Corporation to C Corporation status and the reclassification of $328,320 in retained earnings, net of $59,612 in distributions payable to the S Corporation shareholders to cover their respective share of tax liability resulting from the Company's earnings up to the date of conversion.

                            SELECTED FINANCIAL DATA

               The following selected financial data of the Company as of and for the period ended December 31, 1996 are derived from the financial statements that have been audited by Goodman & Company, L.L.P., independent auditors. The Company's Financial Statements for the three months ended March 31, 1996 and 1997 are unaudited. However, in the opinion of the Company, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation have been made. Interim results are not indicative of the results to be expected for a full fiscal year. These data should be read in conjunction with the Company's Financial Statements and the Notes thereto included elsewhere in this Prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations which follow.

                         SELECTED FINANCIAL INFORMATION


                                                                      For the Three Months        For the Years Ended
                                                                        Ended March 31,              December 31,
                                                                       1997         1996          1996         1995
-----------------------------------------------------------------------------------------------------------------------
                                                                          (Unaudited)
Operations Data:

     Revenue                                                       $  599,916    $  193,054    $  989,925    $  369,301

     Net income before proforma income tax expense                 $  248,947    $   83,184    $  179,146    $   53,714

     Proforma net income (1)                                       $  178,828    $   77,662    $  129,495    $   31,622

     Proforma earnings per common and common equivalent share (2)  $     0.38    $     0.16    $     0.27    $     0.07

     Proforma weighted average common and common
              equivalent shares outstanding and used in
              computation (2)                                         473,773       473,773       473,773       473,773

Balance Sheet Data as of:


                                                                         March 31, 1997            December 31,
                                                                  --------------------------  -------------------------
                                                                          (Unaudited)                 (Actual)
                                                                                     As
                                                                      Actual    Adjusted (3)      1996         1995
                                                                  --------------------------  -------------------------
     Working capital                                              $  243,928    $7,177,996    $   91,637    $      (34)

     Current ratio                                                      2.37         31.25          1.32          1.00

     Property and equipment, net                                  $  422,280    $  422,280    $  243,611    $  100,749

     Total assets                                                 $  846,858    $7,840,538    $  634,193    $  186,818

     Total long-term debt                                         $  280,507    $  280,507    $  185,687    $        -

     Shareholders' equity                                         $  388,692    $7,322,760    $  162,269    $   62,656

     Book value per share (2)                                     $     0.82    $     5.60    $     0.34    $     0.13

(1) The above financial data gives retroactive effect to conversion from S Corporation to C Corporation.

(2) The above financial data gives retroactive effect to the 93.78-for-one stock split effective June 24, 1997.

(3) As adjusted to reflect (i) the sale of 834,000 shares of common stock offered hereby (at the Price to Public of $6.00 per share) and the application of the estimated net proceeds therefrom and (ii) the conversion of convertible subordinated notes to common stock at a conversion price of $6.00 per share. See "Description of Capital Stock."


                                                                                            December 31,
                                                                     March 31, 1997            1996
                                                              ---------------------------- ------------
                                                                      (Unaudited)

                                                                  As
                                                               Adjusted          Actual        Actual
                                                              ---------------------------- ------------

Short-term debt:
     Demand note payable                                      $    42,000     $   42,000   $         -
     Current portion of long-term debt                             58,496         58,496        37,293
                                                              ---------------------------- ------------

                                                                  100,496        100,496        37,293
                                                              ---------------------------- ------------


Long-term debt, net of current portion                            280,507        280,507       185,627
                                                              ---------------------------- ------------

Shareholders' equity:
     Common stock, no par value, 10,000,000 shares authorized,
       71,273 shares issued and outstanding; 1,405,273 shares
       issued and outstanding as adjusted (1) (2)                     760            760           760
     Additional paid-in capital (1) (3)                         7,322,000              -             -
     Retained earnings (3)                                              -        387,932       161,509
                                                              ---------------------------- ------------

                                                                7,322,760        388,692       162,269
                                                              ---------------------------- ------------

         Total capitalization                                 $ 7,703,763     $  769,695   $   385,189
                                                              ============================ ============

(1) Reflects the (i) conversion of the convertible subordinated notes into 500,000 shares of common stock, and (ii) the sale 834,000 shares of common stock offered hereby (at the Price to Public of $6.00 per share) and the application of the estimated net proceeds therefrom.

(2) Does not include: (i) 100,000 shares reserved for issuance upon exercise of Management Warrants; (ii) up to 376,667 shares reserved for issuance under the Company's Incentive Plan; (iii) 83,400 shares issuable upon exercise of the Underwriter's Warrants for the Offering and (iv) 50,000 shares issuable issuable upon exercise of the Underwriter's Private Placement Warrants.

(3) Reflects the June 25, 1997 conversion from S Corporation to C Corporation status and the reclassification of $328,320 in retained earnings, net of $59,612 in distributions payable to the S Corporation shareholders to cover their respective share of tax liability resulting from the Company's earnings up to the date of conversion.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following should be read in conjunction with "SELECTED FINANCIAL DATA" and the Company's Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

Overview

         The Company's revenues are derived principally from providing protein/peptide and DNA/RNA chemistries and related analytical services to researchers in the biotechnology industry. The biotechnology industry has experienced rapid growth in recent years based on the development of innovative technologies. The development process requires sophisticated laboratory analysis. Many participants in the industry do not have the facilities or personnel necessary to perform this analysis, and contract it out to the Company and other organizations.


         Since commencing operations in 1992, the Company has experienced significant growth in revenues as the biotechnology industry, and the Company's reputation in the industry, has grown. The Company experiences quarterly fluctuations in revenues which arise primarily from variations in contract status with its large customers. In addition, the majority of other customer projects are individual orders for specific projects ranging from $6,000 to $200,000. Engagement for subsequent projects is highly dependent upon the customer's satisfaction with the services previously provided, and upon factors beyond the Company's control such as the timing of product development and commercialization programs of the Company's customers. The Company is unable to predict for more than a few months in advance the volume and dollar amount of future projects in any given period. Therefore, the timing of significant projects could have a significant impact on the financial results of any given period. The combined impact of several large contracts from customers and the unpredictable project fluctuations can result in very large fluctuations in financial performance from quarter to quarter.

         The biotechnology industry is currently progressing through a consolidation stage in its development. A number of large customers may desire to develop captive biotechnology research departments, thereby reducing their dependence on outsource research providers such as the Company. If this trend continues, the Company expects that it may derive a large portion of its revenues from smaller customers which do not have the expertise or facilities to perform the analytical services provided by the Company.

         The Company believes that its growth initiatives to increase its customer base discussed herein will reduce the significance of sales fluctuations. See "BUSINESS--Growth Strategy." In addition, the Company has initiated several steps to mitigate the effects of these fluctuations where possible. The Company has formalized team-based, project management programs to increase efficiency in laboratory operations, and has developed and implemented a customized database for project tracking. The Company has also instituted cost containment measures where possible without negatively impacting project completion. These measures include more efficient labor scheduling, the use of temporary employees to decrease overhead costs and negotiating with suppliers to decrease supply costs.

         The Company also derives revenues from government grants which fund the Company's research on its proprietary technologies. Unlike its analytical research services business, in which the Company provides services to customers on a contract basis and has no ownership or other interest in any intellectual properties resulting from the research, in its proprietary research business the Company attempts to develop products based on intellectual property rights which the Company owns or licenses from third parties. This research has been financed almost entirely through government grants, although the Company has also used a small portion of its retained earnings to finance this business. The Company's proprietary research business uses the same personnel, equipment and facilities as its service business.

Years Ended December 31, 1995 and December 31, 1996

Results of Operations

         Revenues

         Gross revenue increased $620,624, or 168.0%, from $369,301 in 1995 to $989,925 in 1996. This increase in revenue was primarily attributable to an increase in new customer accounts and to larger orders with existing customers for all types of services provided by the Company in 1996, except for peptide synthesis which experienced a nominal decrease of $6,380, or 1.7% of total 1995 revenue. See "BUSINESS--Services." This decrease was more than offset by an increase in revenues from DNA sequencing services in the amount of $109,298, or 254.4%, from $42,958 in 1995 to $152,256 in 1996. Revenue earned from governmental grants also increased approximately threefold from $109,820 in 1995 to $304,987 (30.8% of total revenue) in 1996. All of the aforementioned grant revenue was used to fund research on the Company's proprietary technologies. The beneficial increase in revenue for 1996 was achieved with minimal advertising and marketing effort.

         Management believes that increases in revenues are attributable to the Company's enhanced reputation in the industry and to more effective advertising activities. These activities included the introduction of a tiered pricing structure with services billed at lower rates and initial price concessions made as a component of the Company's aggressive entry into the government and academic sectors. Quarterly fluctuations in gross revenues during 1995 and 1996 were primarily a result of substantial automated sequencing services performed for the initial contract with a single customer. Revenues from this contract were recognized during the second and third quarters of 1995 and the first quarter of 1996. Operations for an additional contract were substantially completed during the first quarter of 1997, significantly increasing revenues for that quarter as compared to any prior quarters. An extension of this contract may be granted during the third quarter of 1997. This extension or lack thereof will have a significant material impact on the Company's revenue in the third and possibly fourth quarters of 1997.

         Expenses

         Cost of services consists primarily of labor and laboratory supplies. Cost of services increased 197.3% from $79,948 to $237,726 for the years ended December 31, 1995 and 1996, respectively. This increase was consistent with the increased growth experienced in revenue. Cost of services as a percentage of revenue was 21.6% and 24.0% in 1995 and 1996, respectively. Cost of services is subject to fluctuation and can cause results of operations to fluctuate from quarter to quarter, particularly if the Company purchases supplies but does not record the revenue from the performance of services until a subsequent quarter.

         Sales, general and administrative expenses consist primarily of compensation and related costs, depreciation and amortization, professional fees and advertising. Sales, general and administrative expenses increased from $161,014 to $260,791, or 62.0%, in 1995 and 1996, respectively. Sales, general and administrative expenses as a percentage of revenue were 43.6% and 26.3% in 1995 and 1996, respectively. The decrease in the percentage relationship of sales, general and administrative expenses to revenue is primarily attributable to cost containment measures and economies of scale realized with the growth in revenues.

         Research and development costs in 1995 were primarily related to developing and improving protocols for the automated sequencing group. Research and development costs in 1996 were related to the development of new and expanded services. Research and development costs were $64,134 and $302,455, or 17.4% and 30.6% of revenue, in 1995 and 1996, respectively. The increase of $238,321 in 1996 research and development costs represented an increase of 371.6% over the amount reported for 1995. Most of these costs, however, were funded by grant awards from government sources. Research and development expenses are likely to continue to increase as the Company's expansion efforts continue. The Company will need increased capital in order to expand its research and development efforts. The Company intends to apply for more grants, and is eligible to compete for additional categories of grants.


Three Months Ended March 31, 1996 and March 31, 1997

Results of Operations

         Revenues

         Gross revenues increased 210.8% from $193,054 to $599,916 for the three month periods ended March 31, 1996 and 1997, respectively. This increase in revenue was attributable to an increase in new customer accounts for both the automated sequencing services and cell culture and protein purification services provided by the Company. Management believes that the increase in automated sequencing revenue is attributable to increased sales, reputation in the industry and advertising activities while the increase in the cell culture and protein purification services is due to the increased advertising as well as increased management involvement in promotional activities.

         Expenses

         Cost of services increased 350.4% from $31,615 to $142,383 for the three months ended March 31, 1996 and 1997, respectively. Increases in personnel, supply usage and equipment costs as a result of the increase in services rendered comprised the increase in operating costs. Cost of services as a percentage of revenue was 16.4% and 23.7% for the three month periods ending March 31, 1996 and 1997, respectively.

         Sales, general and administrative expenses increased from $34,743 to $98,822, or 184.7%, for the three months ended March 31, 1996 and 1997, respectively. Sales, general and administrative expenses as a percentage of revenue was 18.0% and 16.5% for the three months ended March 31, 1996 and 1997, respectively. The decrease in the percentage relationship of sales, general and administrative expenses to revenue is primarily attributable to cost containment measures and economies of scale realized with the growth in revenues.

         Research and development costs for the three months ended March 31, 1997 were primarily related to developing and improving protocols for the automated sequencing efforts. Research and development costs for this period were related to the receipts of new grants and contracts. Research and development costs were $41,618 and $104,602, or 21.6% and 17.4% of revenue, for the three months ended March 31, 1996 and 1997, respectively. The increase of $62,984 in research and development costs for the three months ended March 31, 1997 represented an increase of 151.3% over the amount reported for the same period a year earlier. Research and development expenses are likely to continue to increase as the Company's expansion efforts continue. The Company will need additional capital in order to expand its research and development efforts.


Variability of Future Operating Results


         The Company experienced another significant revenue increase in the latter half of 1996, due mostly to the commencement of another contract with a large customer. This contract is expected to be completed during the last quarter of 1997. Presently, the Company is expecting an additional contract with this customer for services to begin in the last quarter of 1997 and to be completed sometime in 1998. Renewal of another contract completed in the first quarter of 1997 would have a material impact on the Company's revenue in the third and fourth quarters of 1997. Completion of these contracts without a replacement source of revenue from this or another large customer could have a material adverse impact on the Company.

Liquidity and Capital Resources


         The Company has experienced significant fluctuating demands on its working capital due to actual and anticipated growth in all current services. Operating cash flow provided (used) was $4,135 and $229,990 for 1995 and 1996, respectively, and $77,261 and ($10,244) for the three months ended March 31, 1996 and 1997, respectively. Net working capital (deficit) at December 31, 1995 and 1996 was ($34) and $91,637, respectively, and $243,928 at March 31, 1997.
Capital expenditures were $961 and $194,798 in 1995 and 1996, respectively. The Company's liquidity was increased substantially during the fourth quarter of 1996 by the receipt of a research contract and the related cash receipt in the amount of $200,000 from a significant customer. Additionally, the Company's liquidity was increased during the second quarter of 1996 by the expansion of its revolving credit line to purchase a DNA sequencer for $131,116. In August 1996, the revolving credit line converted to a term note that had an outstanding balance of $200,800 upon conversion. This term note provides for equal monthly payments of principal and interest through October 2001. The Company received $30,000 in July 1996 pursuant to an Enterprise Zone incentive loan with the City of Richmond. During 1996, the Company made principal payments on its existing debt of $33,378. The Company also retired its capital lease obligation in the amount of $63,860. The Company's liquidity was increased substantially during the first quarter of 1997 from the proceeds of a term loan from a financial institution in the amount of $102,800. The Company also financed the purchase of vehicle under a term loan in the amount of $23,682.


         In June 1997, the Company completed the Private Placement of the Notes. The net proceeds of the Private Placement were $2,629,269.


         The Company, as an S Corporation, also made distributions to its shareholders. These distributions totaled an aggregate of $79,533 in 1996 and $82,136 for the first six months of 1997. In June 1997, the Company altered its taxable status to that of a corporation governed by Subchapter C of the Internal Revenue Code of 1986, as amended (the "Code").

Recent Accounting Pronouncements

         In October 1995, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123, Accounting for Stock-Based Compensation Arrangements. FASB No. 123 permits a company to choose either a new fair value-based method of accounting for stock-based compensation, or retain the current intrinsic value-based method of accounting for stock-based compensation provided for in Accounting Principles Board Opinion No. 25, Accounting for Stock-Based Compensation. FASB Statement No. 123 requires pro forma disclosures of net income and earnings per share computed as if the fair value-based method had been applied in financial statements of companies that continue to follow the intrinsic value-based method of accounting. APB No. 25 would generally only require the recognition of compensation expense for the difference, if any, between the fair value of the underlying Common Stock and the grant price of the option of the date of the grant. As the Company intends to utilize stock options in the future, these accounting pronouncements could have a material effect on its financial condition and on results of operation in the future. The Company is currently considering the potential effect of these pronouncements, but is unable, at the current time, to determine the effect on its financial condition and results of operation with any degree of certainty.

         For a discussion of the Company's plan of operation, see "USE OF PROCEEDS."

                                    BUSINESS

Overview


         The Company was founded in 1992 by four experienced research scientists to provide sophisticated research and development support services on a contract basis to the biotechnology industry. The Company's customers consist of private companies, academic institutions and government agencies all of which use biological processes to develop products for health care, agricultural and other purposes. Much of this revenue is derived from innovative products based on research into the fundamental biological processes that support life. These fundamental processes depend on the interrelationships of basic components of cells in living organisms, including enzymes, proteins, peptides, DNA and RNA, an understanding of which enables scientists to develop new compounds having commercial applications.

         The Company provides these services to customers on a contract basis and derives its revenues from these services, and not from sales of commercial products resulting from the research. This arrangement distinguishes the Company from many other biotechnology companies in that the Company's revenues are not directly dependent on successfully commercializing a new biotechnology product. The Company has developed a strong reputation as a leading provider of biotechnology research and development analytical services which positions the Company for growth with the availability of additional capital. The Company intends to focus its expansion efforts on the maintenance and expansion of long term relationships with customers in the biotechnology industry as well as establishing new customer relationships. The Company will seek to identify trends that impact its customers and develop new products and services to meet the changing needs of its clients.


         In addition to its analytical services, the Company is developing several of its own proprietary new technologies in the areas of anti-coagulation and genomic sequence analysis, and has a patent application pending in the anti-coagulation area. The development of these technologies has been funded by grants from government agencies, and the Company anticipates that this portion of its operations will continue to be funded in this manner. These technologies are in the early stage of development and should be considered highly speculative at this time.

Growth Strategy

         The Company's strategy for growth consists of the following elements:

o Expansion of Capacity in its Existing Service Business. The Company believes there is significant demand for additional services of the type the Company currently offers. The Company's capacity to service this demand has been constrained by the limitations of its facilities and need to make significant capital expenditures on equipment. By securing a significantly larger laboratory facility and additional research equipment, the Company will have the capacity to generate substantially greater revenues from its core services and to improve profit margins through more efficient operations.

o Expansion of Marketing Capabilities. The Company believes that it can increase revenues and profits through greater presence in the biotechnology industry. The Company's marketing to date has consisted largely of customer referrals, limited advertisements in trade publications and participation at trade shows. The Company intends to significantly expand its marketing operations to attract new customers and to receive more business from existing customers.


o Expansion into New Service Businesses. By enhancing its facilities and expertise, the Company believes it will be positioned to expand its service offerings to existing customers and to attract new customers. For example, the Company does not currently provide services to companies seeking FDA approval for pharmaceutical products because the Company's laboratory does not meet FDA requirements, and it does not offer services in various genetic and forensic testing areas because it does not have personnel who possess the necessary expertise. The Company intends to address these needs, which will open up new markets. The Company believes there is a substantial opportunity to offer analytical services related to the human genome project, and its genetic and forensic applications. See "--The Biotechnology Industry."


The Biotechnology Industry

         The biotechnology industry consists of a broad range of companies that use biological processes to develop products for the human health care, agricultural productivity, food safety and nutrition, environmental improvement and animal health markets. The industry began to develop in the early 1970s, with much of its activity focusing on fundamental research and initial development of new products based on that research. The development cycle for products derived from biotechnology research and development has typically been quite long, with many new technologies taking ten or more years to yield products with significant commercial potential.


         The promise of the research and development efforts of the previous decades is now being realized, and the result is a stream of new products ready for commercialization and renewed interest in further basic research into new technologies and extensions of existing technologies. Much of the success of the biotechnology industry can be traced to advancements in "foundation" technologies which define the basic structures and relationships of biologically relevant compounds. Elucidation of these structures and relationships has led to the development of commercial scale quantities of pure, custom designed macromolecules.

         There are two stages in the development of foundation technologies. In the first stage, the building block components of a macromolecule (amino acids, nucleotides, etc.) are determined and defined. In the second stage, these components are altered in a precise fashion to meet the user's needs. Once analyzed, sequences of peptides and proteins and of RNA and DNA are used to create or enhance a wide range of products and applications, including pharmaceuticals, genetically altered freeze- and pest-resistant crops, DNA "fingerprints" of criminals, paternity testing, infectious disease diagnosis and prognosis, genetic disease detection, identification of cancer-prone individuals and other applications.

         Due to the relatively short history of the biotechnology industry and the complexity of most macromolecules, researchers have only recently begun to unravel the sequences of DNA, RNA, peptides, and proteins, and research and development expenditures in this area are expected to grow rapidly in the future. For example, in the early 1990's the federal government budgeted $15 billion on the human genome project, a multi-government agency sponsored project to sequence the entire human gene sequence (comprised of approximately three billion individual nucleotides), and the completion of this project is estimated to take another 10 years and $15 billion. The recent success in cloning a sheep from maternal cells has generated significant new interest in cloning. The ability to use DNA sequence analysis to precisely categorize the lineage of domestic animals, or to diagnose genetic pathologies, or to create new biopharmaceuticals, has the potential to become a major industry of the 21st century. The Company believes that the expansion of existing biotechnology industries and the development of new ones will lead to an increased demand for sophisticated analytical research services. The Company believes that it will become well positioned to participate in these new service areas.


Analytical Support Services


         In order to analyze and experiment with cell components and macromolecules, researchers need to analyze, sequence, purify, synthesize, and characterize those components. The cost of creating an in-house laboratory with the equipment and personnel to perform all these functions is well in excess of $3 million. The Company's business is dependent upon the use of sophisticated, analytical equipment. The Company intends to use a portion of the proceeds of the Offering to purchase additional equipment necessary to provide a wider range of services. The biotechnology industry is rapidly developing and the need for more sophisticated equipment will increase significantly as the technology develops. In light of increasing cost pressures, many companies, universities, and research institutions seek to avoid incurring the costs to equip and staff such a laboratory. Instead, they contract with biotechnology support companies for many of these analytical services. They are increasingly outsourcing routine procedures to maximize the innovative aspects of their internal efforts. Many players in the biotechnology sector have developed according to the "virtual company" model, which supports outsourcing of routine research and development efforts. In response to this demand, a number of foundation biotechnology support companies have emerged to supply the emerging companies in this growing field.

         The Company was founded in September 1992 by four internationally recognized investigators with expertise in the general areas of protein/peptide and nucleic acid chemistries to provide a high degree of expertise and a wide range of analytical services to the biotechnology industry. The Company is a fee-for-service contractor and typically takes no ownership position in the intellectual property rights of the services it performs under contract. A key to the growth of the Company has been to integrate a number of foundation technologies and provide a broad range of capabilities to customers who otherwise must go to several different sources for their needs. Since commencing operations, the Company has become noted for providing a wide range of services relating to design, synthesis, purification, and analysis of peptides, proteins, and oligonucleotides.

         Providing a wide range of services is an important element of the Company's competitive strategy. Virtually all of its closest competitors provide either DNA level technologies or protein/peptide level technologies. There are few major competitors which offer integrated DNA/RNA and protein/peptide technologies and none that offer these technologies combined with sophisticated biophysical analytical techniques, such as RNA synthesis, DNA synthesis, calorimetry, spectroscopy, and mass spectral analysis. Thus, the Company can provide complete research programs to its customers. "One stop biotechnology shopping" has proved attractive in securing long-term contracts with customers ranging from major players in the pharmaceutical industry to major government sponsors of research, such as the National Institutes of Health. The Company believes it has earned a reputation as a leading provider of high quality DNA sequencing -- a reputation which has enabled it to obtain key contracts with major pharmaceutical and biotechnology companies throughout the world.


Services

         The following are the major categories of services the Company provides.


         Oligonucleotide Synthesis. Nucleotides are the building blocks of DNA and RNA. Investigators synthesize oligonucleotides in order to build new, or clone existing, DNA strands. Some applications of synthesis include gene therapies, recombinant DNA technologies, pharmaceuticals, infectious disease detection and prognosis, hereditary disease detection and prognosis and cancer detection and predilection, insecticides, test vaccines and anti-viral agents. The Company provides both routine syntheses, for which the average sale is $150, and custom synthesis chemistries for design of special nucleotide derivatives. Very few commercial companies offer custom RNA synthesis or synthesis of RNA/DNA hybrid molecules, and the Company has been successful in supplying these specialized products to academic and commercial customers. An average order for an RNA oligonucleotide is $ 1,000. In addition, the Company has recently negotiated a broad license for the synthesis and distribution of a new type of highly specific, high performance oligonucleotide referred to as "PNA's" or Protein Nucleic Acids.

         Protein/Peptide Synthesis. Assembly of amino acids into chains creates synthetic peptides which can act as effective substitutes for their physiological counterparts. For example, synthetic peptide hormones are molecules carried through the blood that can affect cell functions. There are many types of peptides including therapeutics, anti-diuretics, anti-coagulants, and anti-hypertensives. Still other peptides are used as specific substrates or inhibitors of enzyme function. Peptides are used primarily for research, clinical therapeutics, and for counteracting the biological activities of other peptides. The Company now has the ability to produce 36 peptides simultaneously, or to produce libraries of peptides containing literally millions of different peptide sequences. New equipment expected to be purchased with the proceeds of the Offering will enable the Company to produce an additional 96 peptides simultaneously. An average order is about $1,500 per peptide.

         DNA Sequencing. Sequencing is essentially the reverse process of synthesis. An investigator who wants to know the precise order of constituent nucleotides of a DNA or RNA strand would use sequencing to perform that analysis. Examples of uses of DNA sequencing include gene therapy, cloning, identity testing, mutation analysis, and disease and cancer detection. A customer often will require development of novel sequencing protocols and analysis of the data resulting from sequencing, services which the Company has the expertise to provide. In a typical experiment, a customer will require 10-20 sequencing reactions which are priced at $60 to $100 per reaction. However, a number of customers require thousands of sequencing reactions, for which the Company offers aggressive discounts in pricing.

         Peptide/Protein Sequencing. DNA arranges amino acids into the proteins and enzymes of the body, such as hemoglobin or gamma globulin. Analysis of the order of amino acids in proteins and enzymes is an important analytical tool. For example, to clone a protein, a researcher must know the precise sequence of amino acids that make up a protein, and in creating DNA, a researcher must verify the sequence of amino acids in the new protein resulting from the DNA. The Company provides these analytical services, with a typical sequence experiment costing $800, although the Company has attracted customers who send the Company hundreds of peptides and proteins for sequence analysis.


         Peptide/Protein Compositional Analysis. Analysis of the amino acids that compose a protein or peptide is used to verify purity of synthesized peptides and to determine the make-up of newly discovered proteins or enzymes. Each sample submitted for analysis is $50 and usually two or three analyses are required for a complete compositional determination.


         Other Technologies. The Company offers a number of even more complex and sophisticated services that are based on the foundation technologies and interdigitate the current and ongoing biotechnology revolution stimulated by the development of recombinant DNA gene cloning technology. Thus, the marriage in the Company of the gene cloning and recombinant DNA technologies with the protein, DNA, and macromolecular analysis foundation technologies provides a strong strategic capability for services for prospective customers. The breadth and depth of the Company's expertise, therefore, provides a wide range of potential approaches to research and developmental contracts.



Operations

         Requests for quotes from potential customers are received via phone, e-mail, from the Company's World Wide Web page, or by hard copy and directed to the Company's business coordinator or laboratory manager. All inquiries are answered by direct mail of the Company brochure and price lists, with follow up phone calls, where appropriate. Price quotes for small projects or routine analytical procedures are generated by scientists who possess the expertise necessary to respond appropriately. Quotes for more complex projects are developed collaboratively by the Company personnel having the requisite expertise. Most quotations are sent back to the inquiring scientist within one working day.

         Incoming orders are logged onto the Company's project management system, assigned a work order number, and delivered to the appropriate scientist designated to oversee and coordinate all aspects of the particular project. The work to be done is scheduled on the appropriate instruments, and all necessary reagents or other supplies needed to complete the project are ordered as needed. Every customer is required to sign a service agreement prior to the Company initiating any requested work.

         As a prolonged project is completed, progress reports are usually sent to the customer detailing the results found to date, and the conclusions to be drawn. If the project is relatively straight-forward, such as an amino acid analysis, spectroscopy, or DNA sequence analysis, the results are faxed or e-mailed to the customer prior to sending the customer the hard copy of his results. If the project entails a synthesis of a peptide or oligonucleotide, for example, the product is sent to the customer by express mail service. Every product is accompanied by a data sheet, which details the physiochemical properties of the compound, including the results of all analytical tests performed which support the claimed purity and composition. The customer is invoiced upon completion of the work, or at particular points in the work program. The customer pays for the analytical services provided in accordance with the Company's standard fee structure and retains all rights to any developments resulting from the analysis.

         All data generated at the Company are archived for the customer. Where appropriate, the data are archived on selected storage media, such as back up tapes or computer disks. A file is maintained for every customer, and these files are also archived. The Company employs appropriate security measures to ensure the confidentiality of customer information.

         The Company operates under strict Standard Operating Protocols ("SOPs") which detail the particular technologies used to complete the work in progress. SOPs are made available to the customer upon request. In addition, the Company's technical team follows standard operating procedures which help to produce consistent, high quality results.

Customers

         The Company currently provides similar products and support to more than 300 individual customers in university and/or government laboratories, and to customers in private companies. The composition of the Company's customer base in terms of numbers of customers is approximately 60% private industry, 20% government agencies and 20% academic institutions. In 1996, one private industry customer accounted for approximately 20% of the Company's revenues.

Competition

         The Company faces several types of competition. The Company believes there are between 12 and 15 companies concentrating on peptide synthesis and about 20 other companies offering DNA related services in the United States. Very few companies offer both DNA/RNA and protein/peptide analysis. Other competition comes from divisions of larger research oriented companies or university core facilities. The Company believes that the principal competitive factors are pricing, expertise, and range of services offered. See "RISK FACTORS--Competition."

Marketing

         The Company has expanded its customer base primarily through word-of-mouth referrals and attendance at a limited number of trade shows, seminars and meetings. Because of its ability to offer a wide range of biotechnology research services, the Company enjoys a favorable reputation among its customers, and many new customers come to the Company by word-of-mouth recommendation. The Company has constructed its own World Wide Web Home Page (www.cbi-biotech.com) and is listed with several biotechnical and biomedical oriented sites on the World Wide Web. See "RISK FACTORS--Lack of Sales and Marketing Capabilities."

Facilities

         The Company currently occupies 5,000 square feet of laboratory and office space and has executed a lease to continue to occupy its present space through the year 2000. This lease is subject to cancellation by the Company upon nine months' notice. The Company sponsors a research program at the Medical College of Virginia ("MCV") campus of Virginia Commonwealth University ("VCU") which allows its employees access to certain laboratories and facilities of MCV. As part of its growth strategy, the Company anticipates the need for substantial additional space and is investigating a 18,000 square foot facility which, together with options to lease at least 10,000 square feet of adjoining space, would accommodate the Company's needs for the foreseeable future.

Relationship with Virginia Commonwealth University


         Three of the Company's founders were faculty members at VCU, and the Company benefited from certain agreements with VCU in the early stage of its development. The Company and VCU are parties to one license agreement under which VCU licenses certain intellectual property rights to the Company. See "MANAGEMENT--Relationship with VCU."

Proprietary Research and Research Grants


         In addition to customer billings, the Company has attracted federal contracts and grants which are used to fund the Company's development of its own proprietary technologies. See "--Intellectual Property." The Company has completed three $25,000 contracts from the National Institutes of Health, has completed two different Phase I Small Business Technology Transfer Research ("SBTTR") grants from the National Institutes of Health ($100,000 each), is in the first year of a Phase II SBTTR grant ($500,000), and has been awarded a third Phase I SBTTR grant ($100,000), and Small Business Innovative Research Award ("SBIR") ($55,000), from the United States Department of Agriculture. Revenues from federally funded contracts are recognized on a cost reimbursement basis. See "RISK FACTORS--Dependence on Government Grants."

Intellectual Property


         The Company's principal intellectual property rights consist of a patent application relating to an anti-coagulation technology it is developing and one exclusive license from VCU relating to technologies for catalytic RNA molecules, which has not been the subject of any patent filings. The Company's anti-coagulation technology is an experimental new compound that counteracts the effects of heparin, which is used to prevent blood clotting during open heart surgery and other surgical procedures involving significant intervention into the circulatory system. The only drug currently available to counteract heparin exhibits toxicity and other adverse side effects, so its use is primarily restricted to open heart surgery and emergencies. However, the inability to counteract the effects of heparin can result in bleeding complications. Initial tests indicate that compounds the Company has developed can neutralize heparin's anticoagulant activity without displaying the toxicity associated with the existing drug. This anti-coagulation technology, and all other proprietary technologies under development at the Company, are at a very early stage of development. To yield commercial products, these technologies will require extensive additional research and development, testing and government approval. The Company does not anticipate undertaking this work itself, but instead will license the technologies to third parties which would pursue commercialization and pay the Company license fees and royalties based on sales of products, if any. As a result, there can be no assurance that commercial products will result from these technologies, all of which should be considered highly speculative.


         The Company anticipates that its ability to secure and protect patents and other intellectual property rights will be increasingly important to the business of the Company in the event its proprietary research programs yield technologies which can be commercialized. There can be no assurance that the Company will be successful in securing and protecting intellectual property rights, or that its activities will not infringe on the intellectual property rights of others.


         The Company takes appropriate steps to protect its intellectual property rights and those of its customers. The Company's practice is to require its employees and consultants to execute non-disclosure and proprietary rights agreements upon commencement of employment or consulting arrangements with the Company. These agreements acknowledge the Company's exclusive ownership of all intellectual property developed by the individual during the course of his work with the Company and require that all proprietary information disclosed to the individual by the Company or its customers remain confidential.

Government Regulation

         The Company does not require government regulatory approvals to provide its current services. Numerous federal, state and local agencies, such as environmental, working condition and other similar regulators, have jurisdiction to take actions that could have a material adverse effect upon the Company's ability to do business. The Company believes that it is in general compliance with existing federal, state and local laws and regulations and does not anticipate that continuing compliance will have any material effect upon the capital expenditures, earnings or competitive position of the Company.

         The Company anticipates that its pursuit of its growth strategy will subject the Company to a heightened level of government regulation of its operations. For example, in pursuing opportunities to provide analytical services to customers seeking the approval of the United States Food and Drug Administration (the "FDA") of products, the Company's operations will become subject to compliance with standards established by the FDA, including inspections by the FDA and other federal, state and local agencies regarding work performed by the Company on specific FDA submission projects. If significant violations are discovered during an inspection, the Company may be restricted from undertaking additional work on FDA submission projects until the violations are remedied. The Company will also require a new license from the Nuclear Regulatory Commission for the operation of a new laboratory facility. See "RISK FACTORS--Government Regulation."

         The commercialization of the Company's proprietary technologies would also be subject to extensive government regulation and approval requirements, including the need for pre-clinical laboratory and animal tests and human clinical trials for FDA approval of human pharmaceutical products. The Company does not have, and does not anticipate developing, the facilities and expertise necessary to obtain FDA approval for or to manufacture any pharmaceutical products that may result from its technologies. Instead, the Company would license these technologies to third parties having the necessary facilities and expertise, which would assume responsibility for and control of regulatory matters.


Employees


         The Company currently employs 30 full-time and 3 part-time employees. The Company believes its relations with its employees to be very good. See "RISK FACTORS--Dependence on and Need to Hire Personnel" and "--Lack of Sales and Marketing Capabilities."

Legal Proceedings

         The Company is not involved in any legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of the Company and their ages, as of July 15, 1997, are as follows:

Name                          Age         Position

Richard J. Freer, Ph.D.       55          Chairman of the Board,
                                              Director and Founder
Robert B. Harris, Ph.D.       45          President, Director and
                                             Founder

Gregory A. Buck, Ph.D.        46          Senior Vice-President,  Chief
                                            Scientific Officer, Secretary,
                                            Director and Founder

Thomas R. Reynolds            34          Senior Vice President, Director
                                            and Founder

Chester M. Trzaski            51          Chief Operating Officer
Charles A. Mills, III         50          Director
Peter C. Einselen             57          Director


               The following is a brief summary of the background of each executive officer and director of the Company:

         Richard J. Freer, Ph.D., Chairman of the Board, Director and Founder. Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a Director of the Company. From 1977 until 1997, Dr. Freer was employed by VCU, first as an Associate Professor and then a Professor, in the Department of Pharmacology and Toxicology. In addition, from 1988-1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. Dr. Freer received a bachelor's degree in Biology from Marist College and a doctorate in Pharmacology from Columbia University.

         Robert B. Harris, Ph.D., President, Director and Founder. Since founding the Company in 1992, Dr. Harris has served as the President and a Director of the Company. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor's degree in Chemistry and Biology from the University of Rochester, and a master's degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

         Gregory A. Buck, Ph.D., Senior Vice President, Chief Scientific Officer, Secretary, Director and Founder. Since founding the Company in 1992, Dr. Buck has served as Senior Vice President, Chief Scientific Officer, Secretary and a Director of the Company. In addition, from 1996 until 1997, Dr. Buck was employed as a Professor in the Department of Microbiology and Immunology at VCU. From 1991 through 1996, Dr. Buck served as an Associate

Professor in the Department of Microbiology and Immunology at VCU. Dr. Buck received a bachelor's degree in Genetics from the University of Wisconsin-Madison and a doctorate degree in Microbiology and Immunology from the University of Washington.

         Thomas R. Reynolds, Senior Vice President, Director and Founder. Since founding the Company in 1992, Mr. Reynolds has served as a Senior Vice President and a Director of the Company. From 1987 until 1997, Mr. Reynolds served as the Manager of the Nucleic Acids Core Laboratory at The
Massey Cancer Center in the Department of Microbiology and Immunology at VCU. From 1984 through 1986, Mr. Reynolds served as a research assistant in Genetics at Carnegie Mellon University. Mr. Reynolds received a bachelor's degree in Biology from the Pennsylvania State University.

         Chester M. Trzaski, Chief Operating Officer. Mr. Trzaski has been employed by the Company as its Chief Operating Officer since May 1996. From 1993 to 1995, Mr. Trzaski was the Chief Operating Officer and Executive Vice President of Corning National Packaging, a clinical packaging company. From 1990 to 1993, Mr. Trzaski served as the Director of Materials Management for Whitby Pharmaceuticals, a pharmaceutical marketing company. Mr. Trzaski received a bachelor's degree in Microbiology from Alliance College.

         Charles A. Mills, III, Director. Mr. Mills became a director of the Company in June 1997. Mr. Mills has been employed by the Underwriter as a Senior Vice President since 1986. He served as Chairman of the Board of the Underwriter from 1990 to 1992 and from 1994 to the present. He has served as a director of Humphrey Hospitality Trust, Inc. since 1994 and as a Director of Virginia Gas Company since 1996.

         Peter C. Einselen, Director. Mr. Einselen became a director of the Company in June, 1997. Mr. Einselen has served as Senior Vice President of the Underwriter since 1990. From 1983 to 1990, Mr. Einselen was employed by Scott & Stringfellow, Incorporated, Richmond, Virginia. He has been a member of the Board of Directors of American Industrial Loan Association since 1992 and has also been a director of Virginia Gas Company since 1996.

The Company anticipates appointing one additional non-employee Director to the Board.


Relationship with VCU

         Drs. Freer, Harris, and Mr. Reynolds have terminated their employment with VCU and are now full-time employees of the Company. Dr. Buck has been granted a one-year leave of absence from VCU and will devote 100% of his efforts to the Company's business.


Board of Directors


         The Articles and the Bylaws provide that the Company's Board of Directors shall have between five and nine members and shall be divided into three classes. The members of each class of directors will serve for staggered three-year terms. Following the completion of the Offering, Messrs. Reynolds and

Mills will be classified as Class I directors to serve until the annual meeting of the Company's shareholders (the "Annual Meeting") to be held in 1998; Dr. Harris and Mr. Einselen will be classified as Class II directors to serve until the 1999 Annual Meeting; and Drs. Freer and Buck will be classified as Class III directors to serve until the 2000 Annual Meeting. Each successor to a director whose term expires at an Annual Meeting will be elected to serve until the third Annual Meeting after his or her election and until his or her successor has been duly elected and qualified. Any director chosen to fill a vacancy on the Board shall hold office until the next election of the class for which he or she shall have been chosen, and until his or her successor has been duly elected and qualified. Directors may be removed only for cause.

Committees of the Board of Directors

         The Company's Audit Committee and Compensation Committee are each composed of at least two independent directors. The Audit Committee recommends the annual appointment of auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the internal control procedures of the Company. The Compensation Committee will administer the Company's Incentive Plan and make recommendations to the Board of Directors regarding compensation and benefits for the executive officers. The Compensation Committee also has oversight responsibilities for all broad-based compensation and benefit programs, including the Incentive Plan.


Director Compensation

         All directors receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the "Director's Fee"). The Director's Fee shall be adjusted upwards or downwards on an annual basis in an amount equal to the percentage change in the market price of the Company's Common Stock as compared to the market price of the Common Stock for the previous fiscal year. For the first year of this calculation, the prior fiscal year's market price will be $6.00 per share. In addition to the Director's Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings.


Executive Compensation and Other Information

         The following table set forth certain information regarding compensation earned by Dr. Freer during the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994. No executive officer of the Company, including Dr. Freer, received compensation in excess of $100,000 during such fiscal years.

                           Summary Compensation Table

                                       Annual Compensation      All Other
Name and Principal Position   Year     Salary       Bonus      Compensation


Richard J. Freer, Ph.D.,      1996     $8,729         --         $23,024 (1)
    Chairman of the Board     1995       --           --              --
                              1994       --           --              --

(1) Represents distribution to pay income taxes incurred by Dr. Freer as a result of the Company's status, as of December 31, 1996, as a corporation taxed in accordance with Subchapter S of the Code.


Incentive Plan

         The Company adopted the Incentive Plan on June 24, 1997. The Incentive Plan provides for the granting to employees, officers, directors, consultants and certain non-employees of the Company of options to purchase shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to options under the Incentive Plan is 376,667, subject to adjustment in the event of a stock split, stock dividend or other change in the Common Stock or the capital structure of the Company. Of theses share, 236,667 have been reserved for incentive awards to be granted to Drs. Freer, Harris and Buck and Mr. Reynolds. 140,000 shares are reserved for incentive awards to be granted to other persons. Incentive awards may be in the form of stock options, restricted stock, incentive stock or tax offset rights. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to determine who may participate in the Incentive Plan, the number and type of awards to each participant, the schedules on which each award will become exercisable, and the terms, conditions, and limitations applicable to each award. The Compensation Committee has the exclusive power to interpret the Incentive Plan and to adopt such rules and regulations as it may deem necessary or appropriate for the purposes of administering the plan. Subject to certain limitations, the Board of Directors is authorized to amend, modify or terminate the Incentive Plan to meet any changes in legal requirements or for any other purpose permitted by law.

         Options. Options granted under the Incentive Plan may be either "incentive stock options" within the meaning of Section 422(a) of the Code, or non-qualified options. Incentive stock options may be granted only to employees of the Company (including directors who are employees), while non-qualified options may be issued to non-employee directors, employees, consultants, advisors and other independent contractors providing services to the Company. The per share exercise price of the Common Stock subject to all options granted pursuant to the Incentive Plan shall be determined by the Compensation Committee at the time any option is granted. In the case of incentive stock options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the incentive stock option is granted. "Fair market value" shall be determined by the Board, or by its designated committee, in good faith and using any reasonable method. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of Common Stock (a "10% Shareholder"), shall be eligible to receive any incentive stock options under the Incentive Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

         No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment, other than by death or permanent, total disability, the optionee will have three months after such termination to exercise the option. Upon termination of employment of an optionee by reason of death or permanent disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         Incentive stock options granted under the Incentive Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to a 10% Shareholder are limited to five year terms. All options granted under the Incentive Plan may provide for the payment of the exercise price in cash, by cash equivalent acceptable to the Company, or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, a participant may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may, theoretically, exercise all of his or her stock options with no additional investment other than his or her original shares. Any unexercised options that expire or terminate become available once again for issuance.

         Restricted Stock. Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on such shares have lapsed or been removed under the provisions of the Incentive Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

         The Compensation Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restriction on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, as a result of the disability, death or retirement of the participant. In addition, the Compensation Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

         Incentive Stock. The Compensation Committee may establish performance programs with fixed goals and designate key employees as eligible to receive incentive stock if the goals are achieved. Incentive stock will only be issued in accordance with the program established by the Compensation Committee. More than one performance program may be established by the Compensation Committee and they may operate concurrently or for varied periods of time and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock under a performance program has no rights as a shareholder until such incentive stock is received.

         Tax Offset Rights. The Compensation Committee may, in its discretion, award tax offset rights in conjunction with any incentive award. Tax offset rights entitle the participant to receive an amount of cash from the Company sufficient to satisfy the income and payroll taxes legally required to be withheld upon exercise of an option or tax offset right, upon grant of incentive stock, or upon the lapse of restriction on restricted stock.

         Federal Income Tax Consequences. A participant will not incur federal income tax when he is granted an option, tax offset right, or, in most cases and depending on the restrictions imposed, restricted stock. Upon receipt of incentive stock, a participant will recognize compensation income, which is subject to income tax withholding by the Company, equal to the fair market value of the shares of incentive stock on the date of transfer to the participant.

         Upon exercise of a nonstatutory stock option, a participant generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. The Compensation Committee has authority under the Incentive Plant to include provisions allowing the participant to deliver Common Stock, or to elect to have withheld a portion of the shares he would otherwise acquire upon exercise, to cover his tax liabilities. The election will be effective only if approved by the Compensation Committee and made in compliance with other requirements set forth in the Incentive Plan. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax.

         If the terms of an option permit, a participant may deliver shares of Common Stock instead of cash to acquire shares under an option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met (two years from grant and one year from exercise), he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock required upon the exercise of incentive stock options.

         In general, a participant who receives shares of restricted stock will include in his gross income as compensation an amount equal to the fair market value of the shares of restricted stock at the time the restriction lapse or are removed. Such amounts will be included in income in the tax year in which such event occurs. The income recognized will be subject to income tax withholding by the Company.

         Upon exercise of a tax offset right, a participant generally will recognize ordinary income, which is subject to income tax withholding by the Company, equal to the cash received.

         The Company generally will be entitled to a business expense deduction, except as explained below, at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection herewith. As stated above, this usually occurs upon exercise of nonstatutory options or tax offset rights, upon the lapse or removal of restrictions on restricted stock, and upon issuance of incentive stock. Generally, the Company's deduction is contingent upon the Company's meeting withholding tax requirements. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements. The Company's right to a tax deduction for income recognized in connection with incentive awards or the exercise of options by executives whose total compensation is subject to the proxy disclosure rules will depend upon whether the compensation of such executive in the aggregate exceeds $1,000,000; if so, the excess over $1,000,000 will not be deductible.

         This summary of the federal income tax consequence of nonstatutory stock options, incentive stock options, tax offset rights, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to theses transactions. Holders of incentive awards should consult their own advisors with respect to the application of the laws to them and to understand other tax consequences of the awards including possible income deferral, alternative minimum tax rules, taxes on parachute payments and the tax consequences of the sale of shares.

         Change in Control Provisions. In the event of a "change in control" transaction, the Company's Compensation Committee may take any one or more of the following actions either at the time an incentive award is granted or any time thereafter: (i) provide for an assumption of incentive awards granted under the Incentive Plan (which a Common Stock assumption may be effected by means of a payment to each participant in exchange for the cancellation of the incentive awards held by such participant, of the difference between the fair market value of the aggregate number of shares of Common Stock subject to the participant's incentive awards and the aggregate exercise price that would have to be paid to acquire such shares); (ii) provide for substitution of appropriate new incentive awards covering stock to a successor corporation or the Company or an affiliate thereof; or (iii) give notice to participants that no such assumption or substitution will be made, in which event each incentive award outstanding shall automatically accelerate to become fully exercisable immediately before the effective date for the change in control, except that such acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a change in control that would otherwise qualify for such accounting treatment. All incentive awards will terminate immediately following consummation of a change in control, except to the extent assumed by the successor corporation or an affiliate thereof. In relation to the Incentive Plan, a "change in control" transaction is defined to constitute any of the following: (i) approval by the shareholders of a merger or consolidation in which holders of outstanding voting stock of the Company would receive less than 50% of the voting stock of the surviving or resulting corporation; (ii) approval by the shareholders of a plan of liquidation or approval of the dissolution of the Company; (iii) approval by the shareholders of the sale or transfer of substantially all of the assets of the Company; or
(iv) the acquisition by a person or group of related persons of beneficial ownership of 50% or more of the outstanding voting securities of the Company.

Management Option Grants

         The Company has agreed that simultaneously with the closing of the Offering, the Company will issue to Drs. Freer, Harris and Buck and Mr. Reynolds options to acquire a total of 236,667 shares of Common Stock pursuant to the Incentive Plan. Options to acquire 70,000 shares will have an exercise price of $6.00 per share and options to acquire 166,667 shares will have an exercise price of $9.90 per share. All such options will have terms of ten years. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


Employment Agreements


         On June 24, 1997, the Company entered into employment agreements with each of Drs. Freer, Harris and Buck and Mr. Reynolds. Each of these agreements has a term of five years and will be extended for successive one-year terms beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the employment agreement; provided that the Company may not give such notice prior to December 31, 1997. The employment agreements provide for base salaries of $165,000 for Drs. Freer, Harris and Buck and $120,000 for Mr. Reynolds, which are adjustable annually at the discretion of the Compensation Committee. In addition, the employment agreements provide the Company's executive officers with annual bonuses equal to, in the aggregate, 15% of the Company's pre-tax net income for the preceding fiscal year. Such bonuses will be paid within 30 days following the release of the Company's annual audited financial statements. Notwithstanding the foregoing, however, the bonuses for the executive officers for the fiscal year ending December 31, 1997 shall collectively equal the greater of (i) 15% of the Company's pre-tax net income or (ii) $150,000. Under each of the employment agreements, the Company may terminate the executive officers employment at any time for "Cause," as such term is defined in the employment agreement, without incurring any continuing obligations to the executive officer. If the Company terminates an executive officer's employment for any reason other than for "Cause" or if an executive officer terminates his or her employment for "Good Reason," as such term is defined in the employment agreement, the Company will remain obligated to continue to provide the compensation and benefits specified in the executive officers employment agreement for the duration of what otherwise would have been the term of the employment agreement. In addition, each employment agreement contains non-competition provisions. These provisions prohibit each executive officer from competing with the Company or soliciting its employees under certain circumstances.


Change in Control Protections


         The Company has entered into severance agreements with each of its executive officers. Each severance agreement (all of which are substantially similar) has an initial term of five years and will be extended for successive one-year periods beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the severance agreement. If the employment of any of these executive officers is terminated (with certain exceptions) within 60 months following a "Change in Control," as such term is defined in the severance agreement, the executive officer will be entitled to receive a cash payment equal to two times the annual salary for the most recent twelve-month period and three times the bonus paid with respect to such period. To the extent the aggregate benefits available to an executive officer, whether under his respective severance agreement or otherwise, exceed the limit of three times the executive's average base compensation provided in Section 280G of the Code, resulting in the executive officer incurring an excise tax under Section 4999 of the Code or any other taxes or penalties (other than ordinary income or capital gains taxes), the severance agreements require the Company to pay the executive officer an additional amount to cover any such excise taxes or penalties incurred. The Company will not be entitled to a deduction for the amount in excess of this limit. Neither the Offering nor an initial public offering of the Common Stock will constitute a Change in Control for purposes of these agreements.


Liability and Indemnification of Officers and Directors

         The Articles eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Pursuant to such provisions, the Company's directors or officers will not be liable for monetary damages to the Company or its shareholders even if they should fail, through negligence or gross negligence, to satisfy their duty of care to the Company or its shareholders.

         The Articles require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee, or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law. The Articles also authorize the Company's Board of Directors to contract in advance to indemnify any director or officer by a majority vote of a quorum of disinterested directors. In addition, the Articles authorize the Company's Board of Directors, by a majority vote of a quorum of disinterested directors, to cause the Company to indemnify, or agree to indemnify in advance, to the same extent any person who serves as an employee, agent or consultant of the Company or who serves at the request of the Company in some other capacity. See "RISK FACTORS--Limitations on Officers' and Directors' Liabilities Under Virginia Law."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Currently there is no pending litigation or proceeding involving a director or office of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 15, 1997 (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the persons or entities listed below has sole voting and investment power with respect to all shares shown beneficially owned by them, except to the extent such power is shared by a spouse under applicable law.



                                                                  Percent of Shares
                                                                     Outstanding
                                                                  -----------------
                                                                               After
Name and Address of Beneficial Owner  Number of Shares (1)  Before Offering   Offering
------------------------------------  --------------------  ---------------   --------
Richard J. Freer, Ph.D. (2)                    49,579              7.7%            3.4%

Robert B. Harris, Ph.D. (2)                    49,578              7.7%            3.4%

Gregory A. Buck, Ph.D. (2)                 57,912 (3)              9.0%            3.9%

Thomas R. Reynolds (2)                         22,537              3.6%            1.5%

Chester M. Trzaski (2)                      8,333 (4)              1.4%               0

Charles A. Mills, III (5)                           0                 0               0

Peter C. Einselen (5)                               0                 0               0

James T. Martin (6)(7)                        133,333             21.8%            9.2%

James H. Wallace (8)(9)                        33,333              5.4%            2.3%

All Directors and Executive Officers          187,939             26.4%           12.2%
     as a Group  (7 persons)

----------
*  Less than one percent (1%)
(1) The table above includes shares of the Company's Common Stock which an individual has the right to acquire upon the exercise of the Management Warrants within 60 days of July 15, 1997. Such shares are deemed to be outstanding for the purpose of calculating the percentage ownership of the individual holding such shares, but are not deemed to be outstanding for calculating the percentage of any other person shown on the table.
(2)  911 East Leigh Street, Suite G-19, Richmond, Virginia 23219.
(3) Includes 8,333 shares of Common Stock issuable to Dr. Buck and Leon I. Salzberg, as tenants in common, upon the conversion of the Note held by them.
(4) Represents shares of Common Stock issuable to Mr. Trzaski and his spouse, upon the conversion of the Note held by them.
(5)  1108 East Main Street, Richmond, Virginia 23218.
(6)  Tupenny House, Tuckerstown, Bermuda
(7) Represents shares of Common Stock issuable upon the conversion of the Note held by Dr. Martin.
(8)  1776 K Street, N.W., Washington, D.C. 20006-2304
(9) Represents shares of Common Stock issuable upon the conversion of the Notes held by Mr. Wallace.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Simultaneously with the closing of the Offering, the Company anticipates issuing to Drs. Freer, Harris and Buck and Mr. Reynolds options to acquire an aggregate of 236,667 shares of Common Stock pursuant to the Incentive Plan. Options to acquire 70,000 shares will have an exercise price of $6.00 per share, and options to acquire 166,667 will have an exercise price of $9.90 per share. Each of such options will have a term of 10 years. See "MANAGEMENT--Management Option Grants."

         On June 25, 1997, the Company issued the Management Warrants to members of the Company's management team. The Management Warrants are exercisable for a period of ten years at an exercise price of $9.90 per share. The Management Warrants were issued as noted below:


                  Richard J. Freer, Ph.D.   28,947 Warrants
                  Robert B. Harris, Ph.D.   28,947 Warrants
                  Gregory A. Buck, Ph.D.    28,948 Warrants
                  Thomas R. Reynolds        13,158 Warrants


         On June 25, 1997, the Company entered into an agreement with Mr. Trzaski pursuant to which the Company agreed to pay certain amounts due to Mr. Trzaski, and Mr. Trzaski agreed to relinquish certain rights to acquire shares of the capital stock of the Company in exchange for $110,000, which will be paid in accordance with the terms of a promissory note. The note provides that the Company will pay Mr. Trzaski $60,000 on demand at any time after the Company has increased its working capital to not less than $2,000,000, and will pay him an additional $50,000 at any time after the Company has increased its working capital by not less than an additional $3,000,000, provided that the second payment shall not be made prior to January 1, 1998. The note will bear interest at an annual rate of 8% on any principal amounts due thereunder. On July 2, 1997, the Company paid the first $60,000 installment of the note to Mr. Trzaski.

         In connection with the Private Placement, the Company issued the Private Placement Warrants to the Underwriter. Shortly thereafter, the Underwriter assigned warrants to purchase 25,000 shares of the Company's Common Stock to Charles A. Mills, III, a director of the Company and a principal of the Underwriter.

         The Company, as an S Corporation, made distributions to its shareholders in 1996 and 1997. These distributions totaled an aggregate of $79,533 in 1996 and $82,136 for the first six months of 1997.

         The Company believes that all of the transactions noted above were made or will be made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders will be approved in accordance with the Virginia law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Articles.

Common Stock


         The Company is authorized to issue up to 10,000,000 shares of Common Stock. As of the date of this Prospectus, 71,273 shares of Common Stock are issued and outstanding. Such shares are held by four holders of record. Upon the completion of the Offering, the Notes will automatically convert into an aggregate of 500,000 additional shares of Common Stock. Accrued interest on the Notes payable in the form of additional shares of Common Stock will also be issued at that time. For purposes of this Prospectus, the interest on the Notes has been assumed to be 41,370 shares of Common Stock, the amount that would accrue through November 21, 1997. See "PRINCIPAL SHAREHOLDERS."


         The holders of Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and possess exclusively all voting power except as otherwise required by law. The Articles do not provide for cumulative voting for the election of directors. The holders of Common Stock are entitled to such dividends as may be declared from time to time by the Company's Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders. The holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Warrants

         As of the date of this Prospectus, the Company has reserved (a) 83,400 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants,
(b) 50,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, and (c) 100,000 shares of Common Stock issuable upon the exercise of the Management Warrants.

         The Underwriter's Warrants, the Private Placement Warrants and the Management Warrants (and the shares of Common Stock underlying each) are being registered with the Offering but are not underwritten and will not necessarily be sold concurrently with the Common Stock being offered through the Underwriter. It is anticipated that the Underwriter's Warrants and the Private Placement Warrants will, however, be listed for trading on the Nasdaq SmallCap Market under the symbol "______." The Underwriter's Warrants, the Private Placement Warrants and the Management Warrants were issued subject to the terms and conditions of certain warrant agreements between the Company and the holders of such warrants. The following description of the Underwriter's Warrants, the Private Placement Warrants and the Management Warrants is not complete and is qualified in all respects by the warrant agreements which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

         Each Underwriter's Warrant and Private Placement Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $9.90 per share. The number, character, and exercise price of the shares of Common Stock underlying these warrants are subject to adjustment in certain events, such as mergers, reorganizations, stock dividends, subdivisions or reclassifications, to prevent dilution. The Underwriter's Warrants are exercisable at any time after one year from the date of this Prospectus until five years from the date of this Prospectus. The Private Placement Warrants are exercisable during the period from June 25, 1998 through June 24, 2002. Holders of the Underwriter's Warrants or the Private Placement Warrants will not, as such, have any of the rights of stockholders of the Company.

               Each Management Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $9.90 per share. The number, character, and exercise price of the shares of Common Stock underlying these warrants are subject to adjustment in certain events, such as mergers, reorganizations, stock dividends, subdivisions or reclassifications, to prevent dilution. The Management Warrants are exercisable at any time for a period of ten years following the issuance thereof. Holders of the Management Warrants will not, as such, have any of the rights of stockholders of the Company.

               In certain cases, the sale of securities by the Company upon exercise of the Underwriter's Warrants, the Private Placement Warrants or the Management Warrants could violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company will use its best efforts to cause a registration statement with respect to such securities under the Securities Act to continue to be effective during the respective terms of the warrants and to take such other actions under the laws of various states as may be required to cause the sale of securities upon the exercise of the Underwriter's Warrants, the Private Placement Warrants or the Management Warrants to be lawful. The Company, however, will not be required to cause the sale of securities upon exercise of such warrants if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful.

Certain Provisions of the Company's Articles of Incorporation and Bylaws

         The Company's Articles and Bylaws contain provisions that make more difficult the acquisition of control of the Company by means of a tender offer, a proxy contest, open market purchases or otherwise. The Articles provide for the Company's Board of Directors to be divided into three classes serving staggered terms so that directors initial terms will expire at the 1998, 1999 or 2000 Annual Meeting. Starting with the 1998 Annual Meeting, one class of directors will be elected each year for a three-year term subject to the rights of the holders of any series or class of Preferred Stock then outstanding. A director may be removed only for cause.


         The Articles follow the Virginia Act by requiring the affirmative vote of more than two-thirds of the outstanding shares of Common Stock for the approval of mergers, share exchanges, certain dispositions of assets and other extraordinary transactions. In addition, the affirmative vote of at least two-thirds of the outstanding shares of each voting group of capital stock is required for approval of an Affiliated Transaction (as defined below) with an Interested Shareholder (as defined below), subject to certain exceptions comparable to those contained in the Virginia Act. See "--Certain Corporate Governance Provisions of the Virginia Act." The Articles further require the affirmative vote of the majority of the outstanding shares of Common Stock for the approval of amendments to the Articles, except that the affirmative vote of at least two-thirds of the outstanding shares of Common Stock is required to approve an amendment to the provisions of the Articles establishing the classified board and the super majority voting requirement for Affiliated Transactions.


         The Bylaws establish an advance notice procedure for the nomination of candidates for election as directors, other than by the Board of Directors of the Company, and for certain matters to be brought before an Annual Meeting of the Company. A shareholder must give the Company notice not less than 90 days prior to an Annual Meeting of shareholders to (i) nominate persons to be elected directors of the Company at such meeting or (ii) propose business matters to be considered at such meeting.

         The purpose of the relevant provisions of the Articles and Bylaws is to discourage certain types of transactions that may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Company Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not have the effect of maximizing long-term shareholder value or is otherwise unfair to shareholders of the Company, or an unsolicited proposal for the restructuring or sale of all or part of the Company that could have such effects. See "RISK FACTORS--Anti-Takeover Provisions."

Certain Corporate Governance Provisions of the Virginia Act

         The Company is subject to the "affiliated transactions" provisions of the Virginia Act which restrict certain transactions between the Company and any person (an "Interested Shareholder") who beneficially owns more than 10% of any class of the Company's voting securities ("Affiliated Transactions"). These restrictions, which are described below, do not apply to an Affiliated Transaction with an Interested Shareholder who has been such continuously since the date the Company first had 300 shareholders of record or whose acquisition of shares making such person an Interested Shareholder was previously approved by a majority of the Company's Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder or (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors. Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the Company proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the Company with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent.

         The "affiliated transactions" statute prohibits the Company from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or by the Articles, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price provisions of the statute. These fair-price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction (i) be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and
(ii) not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

         The Company is also subject to the "control share acquisitions" provisions of the Virginia Act, which provide that shares of the Company's voting securities which are acquired in a "Control Share Acquisition" have no voting rights unless such rights are granted by a shareholders' resolution approved by the holders of a majority of the votes entitled to be cast on the election of directors by persons other than the acquiring person or any officer or employee-director of the Company. A "Control Share Acquisition" is an acquisition of voting shares which, when added to all other voting shares beneficially owned by the acquiring person, would cause such person's voting strength with respect to the election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third or (iii) a majority. "Beneficial ownership" means the sole or shared power to dispose or direct the disposition of shares, or the sole or shared power to vote or direct the voting of shares, or the sole or shared power to acquire shares, including any such power which is not immediately exercisable, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A person shall be deemed to be a beneficial owner of shares as to which such person may exercise voting power by virtue of an irrevocable proxy conferring the right to vote. An acquiring person is entitled, before or after a Control Share Acquisition, to file a disclosure statement with the Company and demand a special meeting of shareholders to be called for the purpose of considering whether to grant voting rights for the shares acquired or proposed to be acquired. The Company may, during specified periods, redeem the shares so acquired if no disclosure statement is filed or if the shareholders have failed to grant voting rights to such shares. In the event full voting rights are granted to an acquiring person who then has majority voting power, those shareholders who did not vote in favor of such grant are entitled to dissent and demand payment of the fair value of their shares from the Company. The control share acquisitions statute does not apply to an actual or proposed Control Share Acquisition if the Articles or the Company's Bylaws are amended, within the time limits specified in the statute, to so provide.

               A corporation may, at its option, elect not to be governed by the foregoing provisions of the Virginia Act by amending its articles of incorporation or bylaws to exempt itself from coverage; provided, however, any such election not to be governed by the "affiliated transactions" statute must be approved by the corporation's shareholders and will not become effective until 18 months after the date it is adopted. The Company has not elected to exempt itself from coverage under these statutes. See "RISK FACTORS--Limitation on Officers and Directors Liabilities Under Virginia Law."

Effect of Certain Provisions Upon an Attempt to Acquire Control of the Company


         The foregoing provisions of the Company's Articles and Bylaws, as well as the provisions of Virginia law described above, make more difficult, and may discourage certain types of potential acquirers from proposing, a merger, tender offer or proxy contest, even if such transaction or occurrence may be favorable to the interests of the shareholders. Similarly, such provisions may delay or frustrate the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to shareholders. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting (i) certain changes in management and (ii) the temporary fluctuations in the market price of the shares that often result from actual or considered takeover attempts. See "RISK FACTORS--Limitations on Officers' and Directors' Liabilities Under Virginia Law."


Transfer Agent and Registrar

         American Securities Transfer & Trust, Inc. will serve as the Company's transfer agent and registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Prior to the Offering, there has been no market for the Common Stock of the Company. Future sales of substantial amounts of Common Stock in the public market could adversely affect market prices prevailing from time to time. The availability for sale or sales of substantial amounts of Common Stock of the Company in the public market could adversely affect the prevailing market price and the ability of the Company to raise equity capital in the future.

         Upon completion of the Offering, the Company will have 1,446,643 shares of Common Stock outstanding. Of these shares, the 834,000 shares of Common Stock sold in this Offering will be freely transferable without restriction or further registration under the Act, except shares purchased by an affiliate (in general, a person who is in a control relationship with the Company) which will be subject to the limitations of Rule 144. Notwithstanding the foregoing, however, transfer of the Underwriter's Warrants, the Private Placement Warrants and the shares of Common Stock underlying these warrants is restricted to bona fide officers of the Underwriter for a one-year period in accordance with the rules of the National Association of Securities Dealers, Inc. In addition, the 541,370 shares of Common Stock assumed for purposes of this Prospectus to be issuable upon the conversion of the Notes will be freely transferable without restriction or further registration in accordance with the resale provisions contained in this Prospectus.

         The remaining 71,273 shares of Common Stock are held by the Company's executive officers and are "restricted securities" as that term is defined in Rule 144 ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 144(k), which rules are summarized below. As a result of the provisions of Rules 144 and 144(k), all 71,273 Restricted Shares will be available for sale in the public market commencing 90 days after the effectiveness of the registration statement of which this Prospectus is a part.

         In the event the Underwriter's Warrants, the Private Placement Warrants or the Management Warrants are exercised, the holders of 233,400 shares of Common Stock, or their permitted transferees, will hold shares that are freely tradable without restriction under the Securities Act in accordance with the resale provisions contained in this Prospectus.

         See "RISK FACTORS--No Prior Market for Common Stock," "--Volatility of Stock Price" and "--Shares Eligible for Future Sale."

         In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner except an affiliate of the Company) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding or (ii) the average weekly trading volume of the Common Stock on The NASDAQ SmallCap Market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may therefore be sold immediately upon the completion of the Offering.

                            SELLING SECURITYHOLDERS

         In addition to the shares of Common Stock included in the Offering, the registration statement of which this Prospectus forms a part covers the resale by the Selling Securityholders (as defined below) of the Resale Securities, consisting of (a) 541,370 shares of Common Stock issuable upon conversion of the Notes, (b) the Underwriter's Warrants, (c) the Private Placement Warrants, (d) the Management Warrants, and (e) an aggregate of 233,400 shares of Common Stock underlying the Underwriter's Warrants, the Private Placement Warrants and the Management Warrants. In the event such warrants are exercised, the shares being registered on behalf of the Underwriter, the holders of Notes and certain affiliates of the Company noted below (collectively, the "Selling Securityholders") will constitute 53.6% of the outstanding shares of Common Stock upon completion of the Offering. The Resale Securities are not being underwritten as a part of the Offering and may be sold from time to time as described under the caption "PLAN OF DISTRIBUTION FOR SELLING SECURITYHOLDERS." The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders (other than the proceeds from the exercise of the warrants). The resale of the securities of the Selling Securityholders are subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sale at any time may have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors -- Shares Eligible for Future Sale."

         The following table sets forth the number of shares of Common Stock and warrants owned by each Selling Securityholder upon completion of the Offering, the number of warrants and shares of Common Stock being offered and the number of shares and the percentage of the class to be owned after the Offering is complete. The information contained in the following table assumes the conversion of the Notes in accordance with their terms.


--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
                             Shares of
                              Common       Warrants                    Common      Shares of    Percent of
                               Stock        Owned       Warrants       Stock      Stock Owned     Common
                               Owned        Before       Offered      Offered        After         Stock
                              Before       Offering     Hereby(1)      Hereby       Offering       After
                             Offering                                                            Offering
                             ________    __________   ___________   ___________   ___________    _________
------------------------------------------------------------------------------------------------------------
Dr. John F. Bourgeois          8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Haley Chisholm & Morris        8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Joseph J. Cockriel             8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Michael Riggs Crane            8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Dennis R. Deans                8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Robert G. Doumar               8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Gerald Einhorn, DDS  LTD       8,333          --           --          8,333           0             0
Defined S Benefit Trust DTD
4-1-84
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Stephen F. Evans               8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Gerald T. George               8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Thomas T. Goodale              8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Jonathan M. Gorog              8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Harold P. Heafner, Jr.         8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
George C. Hutter               8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Ali R. Jamali                  8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Paul L. Johnson and Margaret   8,333          --           --          8,333           0             0
W. Johnson, JT TEN WROS
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Edwin A. Joseph                8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Edward C. Kvetko               8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Willard H. Lane and            8,333          --           --          8,333           0             0
Hellen M. Lane
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
James T. Martin               133,333         --           --         133,333          0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Martha D. Massie               8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------


--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Dr. Andrew A. Mayer            8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Milton Miller and Louis        8,333          --           --          8,333           0             0
Miller, JT CON
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Joan Miller                    8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Eugene Moos and Susan          8,333          --           --          8,333           0             0
Bell Moos, JT TEN WROS
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Padua Ventures  Limited        8,333          --           --          8,333           0             0
BVI
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Leah T. Robinson TTEE of       8,333          --           --          8,333           0             0
the Revocable TR DTD
3-21-89 FBO Leah T.
Robinson
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Karen Lee Sobel Sachs          8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Joyce M. Salzberg              8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Leon I. Salzberg and           8,333          --           --          8,333 (2)       0             0
Gregory A. Buck, JTTEN COM
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Steven E. Shinholser and       8,333          --           --          8,333           0             0
Keller R. Shinholser, JT
WROS
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Louise Williams Sloan          8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Jacquelyn C. Smith             8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Robert M. Smith, III           8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Robert G. Sullivan             8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Chester M. Trzaski and         8,333          --           --          8,333           0             0
Stella M. Trzaski (3)
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Noell P. Vawter                8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
James H. Wallace              33,333          --           --         33,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Maurice Edward Waller          8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Eric M. Warner                 8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Kent J. Weber                  8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Transerve Marine, Inc.         8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Jeffrey M. Zwerdling           8,333          --           --          8,333           0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Richard J. Freer, Ph.D.       20,652        28,947       28,947          --          20,632         1.4
(3)
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Robert B. Harris, Ph.D.       20,631        28,947       28,947          --          20,631         1.4
(3)
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Gregory A. Buck, Ph.D. (3)    20,632        28,948       28,948          --          20,632         2.0 (4)
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Thomas R. Reynolds (3)         9,379        13,158       13,158          --          9,379           0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Anderson & Strudwick, Inc.      --          12,500       12,500          --            0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
L. McCarthy Downs, III          --          12,500       12,500          --            0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------
Charles A. Mills, III           --          25,000       25,000          --            0             0
--------------------------- ------------ ------------- ------------ ------------- ------------- ------------

------------
*  Less than one percent (1%)
(1) The warrants offered hereby may be exercised and an identical number of shares of Common Stock is issuable by the Company.
(2) Excludes shares of Common Stock held by Dr. Buck in an individual capacity.
(3) Officers and directors of the Company
(4) Includes shares of Common Stock held by Dr. Buck and Leon I. Salzberg, as tenants in common.

                              PLAN OF DISTRIBUTION
                          FOR SELLING SECURITYHOLDERS

         The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place in the market, including ordinary brokerage transactions, privately-negotiated transactions or sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors -- Shares Eligible for Future Sale."

                                  UNDERWRITING


         The Company has engaged the Underwriter to conduct the Offering on a "best efforts, all-or-none" basis. The Offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any of the Common Stock. The Underwriter has advised the Company that it proposes to offer the Common Stock to the public at the price shown on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.04 per share.

         The shares of Common Stock underlying the Notes, the Underwriter's Warrants, the Private Placement Warrants the Management Warrants, and the shares of Common Stock underlying such warrants, are being registered contemporaneously with the shares of Common Stock being sold by the Company in the Offering, but are not part of the underwritten offering. See "SELLING SECURITYHOLDERS."

         Unless sooner withdrawn or canceled by either the Company or the Underwriter, the Offering will continue until the earlier of the date on which all of the Common Stock offered hereby is sold or November 21, 1997 (the "Offering Termination Date"). Until the closing of the Offering, all proceeds from the sale of the Common Stock will be deposited in escrow with ______________ (the "Escrow Agent"). Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the Offering or the Offering Termination Date. If the Offering is withdrawn or canceled or if the 834,000 shares of Common Stock offered hereby are not sold and proceeds therefrom are not received by the Company on or prior to the Offering Termination Date, all proceeds will be returned by the Escrow Agent without interest to the persons from which they are received within five
(5) business days after such withdrawal or cancellation.

         Pursuant to that certain Underwriting Agreement by and between the Company and the Underwriter, the obligations of the Underwriter to solicit offers to purchase the Common Stock and of investors solicited by the Underwriter to purchase the Common Stock are subject to approval of certain legal matters by counsel to the Underwriter and to various other conditions which are customary in transactions of this type, including, that, as of the closing of the Offering, there shall not have occurred (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the publication of quotations on the Nasdaq Stock Market (National Market System or SmallCap Market); (ii) a general moratorium on commercial banking activities in the Commonwealth of Virginia or the State of New York;
(iii) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war if any such event would have a material adverse effect, in the Underwriter's reasonable judgment, as to make it impracticable or inadvisable to proceed with the solicitation of offers to consummate the Offering with respect to investors solicited by the Underwriter on the terms and conditions contemplated herein. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

         Mr. Einselen, Senior Vice President of the Underwriter, and Mr. Mills, Chairman of the Board of the Underwriter, serve as directors of the Company. Mr. Einselen and Mr. Mills will each receive a Director's Fee for services rendered to the Company. In addition, the Company will reimburse them for any expenses incurred in attending such Board meetings. See "MANAGEMENT--Director Compensation."

         The Underwriter does not intend to sell the Common Stock to any accounts over which it exercises discretionary authority.

         The initial public offering price of the Common Stock along with the exercise prices of the Underwriter's Warrants and the Private Placement Warrants, which are being registered with the Common Stock, but are not very underwritten, have been determined by negotiation between the Company and the Underwriter and is not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining the public offering price of the Common Stock and the exercise prices of the Underwriter's Warrants and the Private Placement Warrants include the business in which the Company is engaged, the stage of development of the Company's activities, the Company's financial condition, and assessment of management, the general condition of the securities markets and the demand for similar securities of comparable companies.

         As additional underwriting compensation, the Company has agreed to sell the Underwriter's Warrants to the Underwriter at a purchase price of $.001 per warrant upon completion of the Offering. The exercise price of the Underwriter's Warrants shall be $9.90 per share. The purchase price of the Underwriter's Warrants and the exercise price thereof (165% of the initial public offering price of the Common Stock) was determined by negotiation between the Company and the Underwriter. The factors considered in determining these values are noted above.


                                 LEGAL MATTERS

         The validity of shares of Common Stock offered hereby will be passed upon for the Company by LeClair Ryan, A Professional Corporation, Richmond, Virginia. Willcox & Savage, P.C., Norfolk, Virginia, has acted as counsel for the Underwriter with respect to certain legal matters relating to the Common Stock offered hereby.


                                    EXPERTS

         The financial statements of the Company as of December 31, 1996 and 1995, and for the years then ended appearing in this Prospectus and Registration Statement have been audited by Goodman & Company, L.L.P., independent public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 (as amended from time to time and together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock to be sold in the Offering. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         For further information regarding the Company and the Common Stock to be sold in the Offering, reference is hereby made to the Registration Statement. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission:
New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. In addition the Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Such information can be accessed free of charge (other than costs associated with acquiring access to the Internet) at the Commission's Web site (http://www.sec.gov).

         Prior to filing the Registration Statement of which this Prospectus is a part, the Company was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act. Upon effectiveness of the Registration Statement, the Company will become subject to the informational and periodic reporting requirements of the Exchange Act, and in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and other regional officers referred to above. The Company intends to register the securities offered by the Registration Statement under the Exchange Act simultaneously with the effectiveness of the Registration Statement and to furnish its shareholders with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

         The Common Stock registered in connection with the Offering will be listed on The Nasdaq SmallCap Market. Reports and other information required to be filed with such market may be inspected at the offices of The Nasdaq SmallCap Market at 1735 K Street, N.W., Washington, D.C. 20006.

                                    GLOSSARY


         Amino Acids - The basic building blocks of proteins and peptides. There are twenty naturally occurring amino acids that differ from each other in chemical structures and physicochemical properties.


         Amino Acid Analysis - The process by which the number or quantity of amino acids in a particular protein, peptide or physiological fluid are measured.

         Biophysical - Having to do with the intrinsic properties of the macromolecule.


         Calorimetry Studies - A biophysical technique for determining the relative structural stability of a macromolecule. In some calorimetry experiments (differential scanning calorimetry), the amount of heat necessary to unfold (denature) a macromolecule is determined, while in other types of calorimetry experiments (isothermal titration calorimetry), the amount of heat that accompanies the binding between two molecules is determined.

         Coagulation - The process by which blood clots.

         DNA (deoxyribonucleic acid) - Genes are composed of long strands of DNA, which are, in turn, assembled from individual nucleotides. The particular arrangement (sequence) of nucleotides in a strand of DNA encodes the sequence of individual proteins. Each cell of the human body is estimated to contain approximately 100,000 genes, although not every gene is expressed in each cell.

         DNA Sequence Analysis - The process by which the sequence of nucleotides in a strand of DNA is determined.


         Electrolytes - Charged species in the blood, such as sodium or chloride, that help maintain cell integrity and vascular tone.

         Enzymes - Often called "nature's catalysts," enzymes carry out virtually every critical biological function necessary for life, such as the conversion of food stuffs into energy, the conversion of inactive proteins into active peptides, and the synthesis of DNA or RNA. Enzymes are, in effect, specialized proteins.


         Fibrinolysis - The process by which blood clots are dissolved.


         Gene - The unit of the genome used to describe the structural and genetic features of DNA which encode for a functional protein.

         Genome Sequencing - Performing DNA sequence analysis of an organism with the goal of determining all of the sequence contained in its genetic material.

         Gene Therapy - The process by which diseases of hereditary, genetic, cancer or infectious etiology are treated with products of recombinant DNA.

         Hemostasis - The balance between coagulation and fibrinolysis that maintains normal cardiovascular function and tone.


         Heparin - A complex carbohydrate composed of long chains of highly negatively charged, individual saccharide (sugar) residues of known chemical structure. Heparin possesses many biological activities, including the ability to cause anti-coagulation and the ability to inhibit the proliferation of smooth muscle cells.

         Macromolecules - Any of the organic molecules essential for life. DNA, RNA, and proteins are all considered macromolecules.


         Mass Spectral Analysis- A process by which the atomic mass of an organic molecule can be determined with great precision.

         Mutation Analysis- The process by which mutations in genes responsible for cancer and metabolic and hereditary diseases are identified and characterized.


         Nucleotides - The basic building blocks of DNA and RNA strands. There are four chemically distinct nucleotides that make up DNA; three of these nucleotides are also found in RNA along with a fifth structurally distinct nucleotide.

         Oligonucleotide - An assemblage of more than one nucleotide. Oligonucleotides can be in the deoxy or ribonucleotide families.


         Peptide - Peptides are small proteins, usually encompassing fewer than 80 amino acid residues. Different peptides are intimately involved in regulating most aspects of human physiology, including neurotransmission, regulation of electrolytes in blood, reproduction and vascular tone.

         Physiochemical - Relating to the physical and chemical properties a of a particular compound.

         Physiological Fluid - Fluids such as blood, urine or lymph.

         Proteins - Proteins are composed of long strands of amino acids assembled in particular order, the sequences of all proteins are coded by genes. There are many specialized classes of proteins, such as enzymes, peptides, antibodies and structural proteins (e.g., keratin, collagen, and elastin).


         Protein Sequence Analysis - The process by which the sequence of amino acids that make up a protein chain is determined.

         RNA (Ribonucleic Acid) - Long strands of RNA are composed of individual nucleotides, in much the same was as DNA is composed of individual nucleotides. The order in which the nucleotides of RNA are assembled is dictated by the sequence of the genomic DNA from which it is transcribed. RNA performs many physiological functions, and specialized RNA molecules carry out the assembly of amino acids into proteins.

         Solid-Phase Peptide Synthesis - A strategy for chemical synthesis of amino acids into peptides.

         Spectroscopy - Any study which uses electromagnetic radiation (light waves, X-rays, radio waves, etc.)

                         INDEX TO FINANCIAL STATEMENTS



                                     INDEX


                                                                     PAGE

FINANCIAL STATEMENTS:

     REPORT OF INDEPENDENT AUDITORS                                   F-2

     BALANCE SHEETS                                                   F-3

     STATEMENTS OF INCOME                                             F-4

     STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                    F-5

     STATEMENTS OF CASH FLOWS                                         F-6

     NOTES TO FINANCIAL STATEMENTS                             F-7 - F-14

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Commonwealth Biotechnologies, Inc.


         We have audited the accompanying balance sheets of Commonwealth Biotechnologies, Inc. (the Company) as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commonwealth Biotechnologies, Inc. at December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                /s/ GOODMAN & COMPANY, L.L.P.


7301 Forest Avenue
Richmond, Virginia
June 10, 1997
(except for Notes 2, 11, 12 and 13,
as to which the date is
June 25, 1997)

COMMONWEALTH BIOTECHNOLOGIES, INC.

BALANCE SHEETS



                                                                 Proforma
                                                                 March 31,       March 31,             December 31,
                                                                  1997             1997            1996           1995
-------------------------------------------------------------------------------------------------------------------------
                                                               (Unaudited)      (Unaudited)
                                            ASSETS

Current assets
     Cash and cash equivalents                                $   7,175,426    $     181,746    $  260,357    $    1,115
     Accounts receivable                                            237,912          237,912       116,437        79,015
     Prepaid expenses                                                 1,929            1,929         1,080             -
                                                              -----------------------------------------------------------
            Total current assets                                  7,415,267          421,587       377,874        80,130
                                                              -----------------------------------------------------------

Property and equipment, net                                         422,280          422,280       243,611       100,749
                                                              -----------------------------------------------------------

Other assets
     Organization costs, net                                          2,591            2,591         3,183         5,539
     Deposits                                                           400              400         9,525           400
                                                              -----------------------------------------------------------
            Total other assets                                        2,991            2,991        12,708         5,939
                                                              -----------------------------------------------------------

                                                              $   7,840,538    $     846,858    $  634,193    $  186,818
                                                              ===========================================================



                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Demand note payable                                      $      42,000    $      42,000    $        -    $        -
     Current portion of long-term debt                               58,496           58,496        37,293        25,468
     Current portion of capital lease obligation                          -                -             -        19,862
     Accounts payable                                                42,163           42,163        48,944        33,004
     Distributions payable to shareholders                           59,612                -             -             -
     Deferred revenue                                                35,000           35,000       200,000         1,830
                                                              -----------------------------------------------------------
            Total current liabilities                               237,271          177,659       286,237        80,164

     Long-term debt                                                 280,507          280,507       185,687             -
     Long-term portion of capital lease obligation                        -                -             -        43,998
                                                              -----------------------------------------------------------
            Total liabilities                                       517,778          458,166       471,924       124,162
                                                              -----------------------------------------------------------

Shareholders' equity
     Common stock, no par value, 10,000,000 shares authorized,
         71,273 shares issued and outstanding at March 31, 1997
         (unaudited) and December 31, 1996 and 1995 and on a
         proforma basis, 1,405,273 shares issued and outstanding
         at March 31, 1997 (unaudited)                                  760              760           760           760
     Additional paid-in capital                                   7,322,000                -             -             -
     Retained earnings                                                    -          387,932       161,509        61,896
                                                              ----------------------------------------------------------
            Total stockholders' equity                            7,322,760          388,692       162,269        62,656
                                                              -----------------------------------------------------------

                                                              $   7,840,538    $     846,858    $  634,193    $  186,818
                                                              ===========================================================

   The accompanying notes are an integral part of these financial statements.

COMMONWEALTH BIOTECHNOLOGIES, INC.

STATEMENTS OF INCOME



                                                                      For the Three Months          For the Years Ended
                                                                         Ended March 31,                 December 31,
                                                                      1997            1996          1996             1995
---------------------------------------------------------------------------------------------------------------------------
                                                                          (Unaudited)
Revenue
     Laboratory services                                          $   599,916    $   193,054    $   989,925    $   369,301
                                                                  ---------------------------------------------------------

Costs and expenses
     Cost of services                                                 142,383         31,615        237,726         79,948
     Sales, general and administrative                                 98,822         34,743        260,791        161,014
     Research and development                                         104,602         41,618        302,455         64,134
                                                                  ---------------------------------------------------------
         Total cost and expenses                                      345,807        107,976        800,972        305,096
                                                                  ---------------------------------------------------------

Operating income                                                      254,109         85,078        188,953         64,205

Other income (expense)
     Interest expense                                                  (5,324)        (1,894)       (10,102)       (10,545)
     Interest income                                                      162              -            295             54
                                                                  ---------------------------------------------------------
         Total other income (expense)                                  (5,162)        (1,894)        (9,807)       (10,491)
                                                                  ---------------------------------------------------------

Net income                                                            248,947         83,184        179,146         53,714
                                                                  =========================================================

Proforma presentation applicable to conversion from S Corporation to C Corporation

Net income before proforma income tax expense                     $   248,947    $    83,184    $   179,146    $    53,714

Proforma Income tax expense                                            70,119          5,522         49,651         22,092
                                                                  ---------------------------------------------------------

Proforma net income                                               $   178,828    $    77,662    $   129,495    $    31,622
                                                                  =========================================================

Proforma earnings per common and common equivalent share          $      0.38    $      0.16    $      0.27    $      0.07

Proforma weighted average common and
    common equivalent shares outstanding                              473,773        473,773        473,773        473,773


   The accompanying notes are an integral part of these financial statements.

COMMONWEALTH BIOTECHNOLOGIES, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                             Number                    Additional
                                            of Shares      Common       Paid-in             Retained
                                           Outstanding      Stock       Capital             Earnings               Total
-------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1995                     71,273    $    760    $         -          $    8,182        $      8,942

Net income                                          -           -              -              53,714              53,714

Distributions                                       -           -              -                   -                   -
                                           ------------------------------------------------------------------------------

Balance at December 31, 1995                   71,273         760              -              61,896              62,656

Net income                                          -           -              -             179,146             179,146

Distributions                                       -           -              -             (79,533)            (79,533)
                                           ------------------------------------------------------------------------------

Balance at December 31, 1996                   71,273         760              -             161,509             162,269

Net income (unaudited)                              -           -              -             248,947             248,947

Distributions (unaudited)                           -           -              -             (22,524)            (22,524)
                                           ------------------------------------------------------------------------------

Balance at March 31, 1997 (unaudited)          71,273         760              -             387,932             388,692

Proforma distribution payable to
     shareholders for payment of
     income taxes through June 25,
     1997 (unaudited)                               -           -              -             (59,612)            (59,612)

Proforma effects of conversion to
     C Corporation (unaudited)                      -           -        328,320            (328,320)                  -

Proforma effects of the conversion of
     convertible subordinated notes to
     common stock at a conversion price
     of $6.00 per share (unaudited)           500,000           -      2,590,000                   -           2,590,000

Proforma effects of the intial public
     offering of 834,000 shares of common
     stock at $6.00 per share (unaudited)     834,000           -      4,403,680                   -           4,403,680
                                           ------------------------------------------------------------------------------

Proforma Balance at
     March 31, 1997 (unaudited)             1,405,273    $    760    $ 7,322,000          $        -        $  7,322,760
                                           ==============================================================================

   The accompanying notes are an integral part of these financial statements.

COMMONWEALTH BIOTECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS


                                                                           For the Three Months         For the Years Ended
                                                                              Ended March 31,              December 31,
                                                                          1997          1996           1996            1995
------------------------------------------------------------------------------------------------------------------------------
                                                                            (Unaudited)
Cash flows from operating activities
     Net income                                                       $  248,947    $    83,184    $   179,146       $  53,714
                                                                      --------------------------------------------------------
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation and amortization                                    25,789          9,767         54,382          38,938
         Changes in:
            Accounts receivable                                         (121,475)        (4,315)       (37,422)        (40,225)
            Prepaid expenses                                                (849)        (2,001)        (1,080)          5,457
            Deposits                                                       9,125              -              -               -
            Accounts payable                                              (6,781)        (5,996)        15,940          (1,865)
            Deferred revenue                                            (165,000)        (3,378)       198,170           1,830
                                                                      --------------------------------------------------------
                Total adjustments                                       (259,191)        (5,923)       229,990           4,135
                                                                      --------------------------------------------------------

                Net cash provided by (used in) operating activities      (10,244)        77,261        409,136          57,849
                                                                      --------------------------------------------------------

Cash flows from investing activities
     Purchases of property and equipment                                (203,866)        (1,817)      (194,798)           (961)
     Deposits                                                                  -              -         (9,125)          5,752
                                                                      --------------------------------------------------------
                Net cash provided by (used in) investing activities     (203,866)        (1,817)      (203,023)          4,791
                                                                      --------------------------------------------------------

Cash flows from financing activities
     Proceeds from issuance of long-term debt                            168,540              -        231,000               -
     Principal payments on long-term debt                                (10,517)        (4,843)       (33,578)        (41,006)
     Principal payments on capital lease obligations                           -         (6,115)       (63,860)        (18,545)
     Principal payments on related party notes payable                         -              -              -          (7,500)
     Shareholder distributions                                           (22,524)       (10,363)       (79,533)              -
                                                                      --------------------------------------------------------
                Net cash provided by (used in) financing activities      135,499        (21,321)        54,029         (67,051)
                                                                      --------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                     (78,611)        54,123        259,242          (4,411)

Cash and cash equivalents, beginning of period                           260,357          1,115          1,115           5,526
                                                                      --------------------------------------------------------

Cash and cash equivalents, end of period                              $  181,746    $    55,238    $   260,357       $   1,115
                                                                      ========================================================


Supplemental disclosure of cash flow information
     Cash paid during the period for interest                         $    5,324    $     1,894    $    10,102       $  10,545
                                                                      ========================================================

   The accompanying notes are an integral part of these financial statements.

COMMONWEALTH BIOTECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 1997 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION

         Commonwealth Biotechnologies, Inc., a Virginia S Corporation (the "Company"), was formed on September 30, 1992, for the purpose of providing specialized analytical laboratory services for the life scientist. The Company provides basic research services in the general areas of protein/peptide and DNA/RNA chemistries. Such services include synthesis, sequence analysis, composition analysis, protein purification and biophysical characterization of biologically relevant materials. The Company also pursues its own research and development leading to intellectual properties.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Interim Financial Information

         The unaudited financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, include, in the opinion of management, all adjustments necessary to present fairly the Company's financial position, results of operations, changes in shareholders' equity and cash flows. All such adjustments are of a normal and recurring nature. The results of operations for the unaudited three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

         Revenue Recognition

         The Company recognizes revenue and related profit upon the completion of laboratory service projects, or upon delivery of biologically relevant materials that have been synthesized. Research revenues are generally recognized as the expenses for research and development performed under the terms of the research contracts and grants are incurred. However, any revenues resulting from the achievement of objectives would be recognized when the objectives are achieved. Amounts received in advance of services to be performed are recorded as deferred revenue.

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Property and Equipment

         Property and equipment are recorded at cost. Depreciation and amortization expense is recorded over the estimated useful lives of the assets. The straight-line method is used by the Company in providing depreciation and amortization for financial reporting purposes. The cost of repairs and maintenance is expensed as incurred. The estimated useful lives of assets are as follows:


Laboratory equipment                                         5 years
Furniture and fixtures                                       7 years
Computer equipment and improvements                   30 months to 5 years


                         (Notes continued on next page)

         Other Assets

         Other assets consist of the organizational costs associated with the formation of the Company and are amortized over five years.

         Income Taxes and Subsequent Event

         The Company has been an S Corporation since January 1, 1993 for federal income tax purposes. Accordingly, the taxable income or loss of the Company has been "passed-through" to its shareholders, and they have been subject to the tax on any income earned by the Company.

         As more fully described in Note 10, the Company organized a private placement offering of convertible subordinated notes which caused the income tax status of the Company to change. Management believes that the Company is no longer eligible for S Corporation status effective June 25, 1997. Therefore, at June 25, 1997, any undistributed earnings or losses will be treated as a constructive distribution and reclassified to additional paid-in capital. As a C Corporation, the Company will be responsible for income taxes payable resulting from earnings subsequent to June 25, 1997. Additionally, under the provisions of Financial Accounting Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are computed based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

         At March 31, 1997 (unaudited) and December 31, 1996, the Company's deferred taxes would have consisted of differences attributable to the cash basis of accounting and accelerated methods of depreciation used for income tax purposes. If the Company had been a C Corporation for all periods presented, at March 31, 1997, its current tax liability for federal and state taxes would have been $34,268; its deferred tax liabilities would have been $70,919 and its retained earnings would be decreased by $145,118. At December 31, 1996, its current tax liability for federal and state taxes would have been $39,931; its deferred tax liabilities would have been $35,068 and its retained earnings would be decreased by $74,999.

         Research & Development

         Costs incurred in connection with research and development activities are expensed as incurred. These consist of direct and indirect costs associated with specific research and development projects.

         Advertising Costs

         The Company expenses all advertising costs as incurred. Total advertising expense for the three months ended March 31, 1997 (unaudited), March 31, 1996 (unaudited), and for the years ended December 31, 1996 and 1995 was $11,293, $4,045, $25,008 and $26,286, respectively.

         Proforma Earnings Per Common and Common Equivalent Share

         The proforma earnings per common and common equivalent share was computed by dividing the proforma net income, including applying the effects of proforma income taxes, by the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Common stock equivalents include the effects of the Company's convertible subordinated notes and warrants that are assumed to be exercised or converted into common stock for the earliest period presented. The Company's warrants are antidilutive. However, pursuant to Securities and Exchange Commission ("SEC") rules (Staff Accounting Bulletin No. 83), shares of stock sold, stock options and warrants granted and convertible subordinated notes issued within one year of the date of the comtemplated initial public offering (but exclusive of the initial public offering itself) have been included in the calculation of common stock equivalents, using the treasury stock method, as if they were outstanding for all periods presented, even if the effect is antidilutive.

                         (Notes continued on next page)

         The number of shares outstanding for the purpose of presenting proforma earnings per common and common equivalent share gives effect retroactively for the 93.78-for-one stock split that occurred on June 17, 1997. After giving retroactive effect to the stock split, the weighted average number of shares outstanding during the year ended December 31, 1996 and the three months ended March 31, 1997 (unaudited) was 71,273. For December 31, 1996 and 1995, and March 31, 1997 (unaudited) and March 31, 1996 (unaudited), the average common equivalent shares used to calculate proforma earnings per common and common equivalent share were 473,773. This includes the Company's presently outstanding common shares of 71,273, 500,000 shares relating to the Company's convertible subordinated notes on an "as if converted" basis, and the antidilutive effect of the Company's 150,000 warrants converted using the Treasury Stock method to reduce the shares outstanding by 97,500. The antidilutive component results from the exercise price of $9.90 for each of the Company's warrants being greater than the $6.00 anticipated market price of the Company's common stock.

         Credit Risk

         The Company provides laboratory services primarily to researchers in North America (United States, Canada). Other major clients are located in South America (Brazil, Colombia), in the far east (Japan, Korea), and in Europe (Norway, Sweden, Germany, Italy, France, Greece). For projects exceeding $5,000, the Company mitigates its credit risk by requiring a deposit of 50% of total anticipated billings. The Company performs ongoing credit evaluations of its customers and generally does not require additional collateral on its laboratory services. However, the Company provides a charge to bad debts when, in the opinion of management, such balances are not deemed to be collectible.

         The Company primarily invests its excess cash in a money market fund administered by an institutional investment firm and also in overnight deposits managed by a financial institution and, at times, these deposits may exceed federally insured limits.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at:


                                        March 31,          December 31,
                                          1997           1996        1995
                                    -------------   ------------------------
                                     (Unaudited)
Laboratory equipment                $     563,342   $   359,476  $   180,574
Furniture and fixtures                      1,925         1,925            -
Office equipment and improvements          16,983        16,983        3,012
                                    -------------   ------------------------
                                          582,250       378,384      183,586
Less accumulated depreciation and
   amortization                          (159,970)     (134,773)     (82,837)
                                    -------------   ------------------------
Property and equipment, net         $     422,280   $   243,611  $   100,749
                                    =============   ========================



                         (Notes continued on next page)

NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of the following at:




                                                                                    March 31,           December 31,
                                                                                      1997           1996        1995
                                                                                 ----------------   -----------------
                                                                                   (Unaudited)
Term note payable at an interest rate of 10% to NationsBank collateralized by a first priority security interest in the Company's accounts receivable, chattel paper, equipment and intangibles, and due in equal monthly payments of principal and interest of $2,235 through December 1996.
                                                                                     $       -      $      -   $ 25,468

Term note payable at an interest rate of 9.195% to Crestar Bank collateralized by a first priority security interest in the Company's accounts receivable, chattel paper, equipment and intangibles, and due in equal monthly payments of principal and interest of $2,144 through March
         2,002.                                                                        101,444             -          -
Term note payable at an interest rate of 9% to Crestar Bank, collateralized by a security interest in a Company vehicle, and due in equal monthly
         payments of principal and interest of $455 through August 2002.                23,741             -          -
Term note payable at an interest rate of 8.75% to Crestar Bank, collateralized by a security interest in the Company's accounts receivable, chattel paper, equipment and intangibles, and due in equal monthly payments of
         principal and interest of $4,150 through October 2001.                        183,818       192,980          -
Enterprise Zone incentive loan payable to the City of Richmond, collateralized by equipment and due in ten annual installments of $3,000 plus interest at 3% beginning in September 1997. Enterprise Zone incentive loans provide for an alternative means of repayment in lieu of cash. Each year, any increase over 1996 in real estate, machinery and tools, and business licenses taxes will directly curtail, on a dollar for dollar
         basis, the interest and then principal payments on the loan.                   30,000        30,000          -
                                                                                   -----------   ----------------------
                                                                                       339,003       222,980     25,468
Less - current portion of long-term debt                                               (58,496)      (37,293)   (25,468)
                                                                                   -----------   ----------------------
                                                                                   $   280,507   $   185,687  $       -
                                                                                   ===========   ======================

                         (Notes continued on next page)

   Five-year maturities of long-term debt are as follows at December 31, 1996:


          1997                                  $    37,293
          1998                                       40,417
          1999                                       43,826
          2000                                       47,545
          2001                                       38,899
          Thereafter                                 15,000
                                                  -----------
                                                $   222,980
                                                  ===========

NOTE 5 - DEMAND NOTE PAYABLE

         The Company has a demand note payable to Crestar Bank in the amount of $42,000 at March 31, 1997. The note bears interest at the rate of prime plus 1%. Interest is payable monthly. The note is unsecured.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

         The Company acquired, in January 1994, certain computer equipment for its laboratory from Hewlett Packard Company under a capital lease in the amount of $104,500. The lease terms called for monthly lease payments of $2,049 to be made through December 1998 at an implicit lease rate of 8.44%. The lease was paid off during 1996. Accumulated depreciation and depreciation expense on the assets previously subject to capital lease amounted to $41,800 at December 31, 1996 and $20,900 for 1996, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         Leases

         During 1996 and 1995, the Company was engaged in a noncancellable operating lease for its laboratory and office space from the Virginia Biotechnology Research Park in Richmond, Virginia as a sub- landlord for the City of Richmond. The monthly rental payment through the culmination of the lease at June 30, 1997 is $691.

         Beginning July 1, 1997, the Company will lease its current laboratory and office space, directly from the City of Richmond. The monthly rental payment will increase to $3,222. The initial term of the lease will extend through June 30, 2000, however, either party may cancel the lease with nine months notice.

         The Company also leases certain of its office equipment under a noncancelable lease agreement which expires in October 1999.

         Future minimum payments under these noncancelable operating leases are as follows:


          1997                                  $        27,354
          1998                                           13,542
          1999                                           11,199
                                                ---------------
                                                $        52,095
                                                ===============

         Total rent expense for all operating leases for each of the years ended December 31, 1996 and 1995 was $8,291.


                         (Notes continued on next page)

         Sales Commitments

         In December 31, 1996, the Company entered into a contract with one customer to perform structural studies on a proprietary protein product totaling approximately $200,000. As of December 31, 1996, no services have been rendered pursuant to this contract.

         At December 31, 1996, the Company is performing under contract with several companies. These companies include Insmed Pharmaceuticals (Richmond, Virginia), Bayer Corporation (Clayton, North Carolina, Raleigh, North Carolina, West Haven, Connecticut and Berkley, California), Breastek, Inc. (Charleston, South Carolina) and Somatix Therapeutics Corporation (Alameda, California). The company is the major biochemistry subcontractor to a grant issued by the University of New Mexico, Department of Chemical and Nuclear Engineering at Albuquerque, New Mexico.

         Sponsored Research Contract and Consulting Agreement

         The Company entered into a sponsored research agreement (the "Agreement") with Virginia Commonwealth University (the "University") on November 15, 1992. Unless canceled by written notification by either party, the Agreement automatically renews annually. The Agreement allows CBI personnel access to equipment located within the academic laboratories of certain professors, who are also officers of the Company. The laboratories are located on the campus of the Medical College of Virginia (an affiliate of the University). The Agreement carries a fee for service schedule, which allows for payment to the University for use of the equipment. The Company has since purchased its own equipment and reduced its dependence on the University's equipment to a level that total payments made to the University are approximately $1,200 per calendar quarter.

NOTE 8 - RETIREMENT PLAN

         Effective October 1, 1996, the Company adopted an employee 401(k) retirement plan. Qualified employees may contribute up to 15% of their gross pay to the plan. Employee contributions are limited to amounts established by law. The Company may make matching contributions to the plan as determined by the Board of Directors subject to the limitations under the Internal Revenue Code. The Company made no contributions to the Plan during the three-month period ended March 31, 1997, or in 1996 or 1995.

NOTE 9 - MAJOR CUSTOMERS

         The Company had the following revenue concentrations that exceeded 10%:


                                                               March 31,           December 31,
                                                                 1997          1996           1995
                                                             -------------   -------------------------
                                                              (Unaudited)
Bayer Pharmaceuticals, AG                                    $     165,000   $         -   $         -
Small Business Technology Transfer Research Grant Phase I                -             -        39,000
Small Business Technology Transfer Research Grant Phase II          37,082        63,773             -
Small Business Technology Transfer Research 2 Grant Phase I              -        90,766         6,460
Small Business Technology Transfer Research 3 Grant Phase I         14,333        26,025             -
University of New Mexico Grant                                      73,547       124,423        64,359
                                                             -------------   -------------------------
                                                             $     289,962   $   304,987   $   109,819
                                                             =============   =========================

         These research revenues represent 48.3%, 30.81% and 29.74% of total revenue for the three months ended March 31, 1997 (unaudited) and for the years ended December 31, 1996 and 1995, respectively.

                         (Notes continued on next page)

NOTE 10 - COMPENSATION AND BENEFIT COSTS


         Compensation and benefit costs are included in the statements of operations as follows:


                                                  March 31,       December 31,
                                                    1997        1996         1995
                                               ------------   ----------------------
                                                 (Unaudited)
Cost of services                               $   57,556    $   104,703  $   21,346
Selling, general and administrative expenses       25,602         43,925      35,847
Research and development costs                     55,078        170,415      44,945
                                               -----------   -----------------------
                                               $  138,236    $   319,043  $  102,138
                                               ===========   =======================

NOTE 11 - PRIVATE PLACEMENT AND PROPOSED INITIAL PUBLIC OFFERING ("IPO")

         On June 24, 1997, the Company declared a 93.78-for-1 stock split which has been retroactively reflected in the accompanying financial statements.

         On June 25, 1997, the Company sold 60 convertible subordinated notes ("notes"), with a principal amount of $50,000, in a private placement offering at an offering price of $50,000 per note. Each note bears interest at the rate of 20% and is payable upon the conversion of the note into shares of the Company's common stock. Interest will be paid through the date of the conversion in the form of additional shares of common stock that will be issued based on a conversion price of $6.00 for each share of common stock. Each note will be automatically converted into a minimum of 8,333.33 shares of the Company's common stock upon the earlier of the closing of the Company's proposed IPO, or June 25, 1998, the maturity date. Upon conversion, the actual number of shares issued will equal the principal amount of the notes plus accrued interest divided by the stated conversion price of $6.00. The Company received net proceeds of approximately $2,590,000, after underwriting and other offering costs of $410,000.

         Upon the closing of the private placement offering, the Company issued warrants to members of Management for the purchase of 100,000 shares of common stock. The warrants were issued to the management team at $.001 per share, and will be exercisable for a period of ten years at an exercise price of $9.90 per share. The Company also agreed to grant the underwriter five-year warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $9.90 per share.

         The Company intends to file a Form SB-2 Registration Statement with the Securities and Exchange Commission for the sale of 834,000 shares of common stock. The proceeds are expected to be used to acquire laboratory equipment, additional personnel, expand existing facilities, expand marketing and advertising and fund working capital.

NOTE 12 - STOCK COMPENSATION

         The Company adopted its Incentive Plan (the "Plan") on June 24, 1997. The Incentive Plan provides for the granting to employees, officers, directors, consultants and certain non-employees of the Company of options to purchase shares of common stock. The maximum number of shares of common stock that may be issued pursuant to options under the Plan is 376,667. This amount is subject to adjustment in the event of a stock split, stock dividend or other change in the common stock or capital structure of the Company. Of the maximum number of shares to be issued under the Plan, 236,667 will be reserved for incentive awards to be granted to the four founders of the Company, and 140,000 shares will be reserved for incentive awards to be granted to other persons.

                         (Notes continued on next page)

         Incentive awards may be in the form of stock options, restricted stock, incentive stock or tax offset rights. In the case of incentive stock options or non-qualified stock options, the exercise price will not be less than 100% of the fair market value of shares covered at the time of the grant. Options granted under the Plan vest immediately at the date of grant and are exercisable for ten years, except that the term may not exceed five years for incentive stock options granted to persons who own more than 10% of the Company's outstanding common stock.

         The Company applies APB Opinion No. 25 and related accounting interpretations in accounting for its Plan and, accordingly, no compensation cost has been recognized. Had compensation cost for the Company's Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method prescribed by FASB No. 123, Accounting for Stock-Based Compensation, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below as if the Plan had been in effect for the periods presented:



                                                     March 31,   December 31,
                                                       1997          1996
                                                    -----------------------
                                                    (Unaudited)
Net income                As previously reported    $  248,947    $ 179,146
                          Proforma                  $  201,126    $ 131,325

Earnings per common and   As previously reported    $     0.53    $    0.38
common equivalent share   Proforma                  $     0.42    $    0.28



NOTE 13 - EMPLOYMENT AGREEMENTS

         Also on June 24, 1997, the Company entered into employment agreements with its four founders. Each of the agreements has a term of five years with specified base salaries and provide for successive one-year terms. In addition, the employment agreements provide the Company's executive officers with annual bonuses equal to, in the aggregate, 15% of the Company's pre-tax net income for the preceding fiscal year. The bonuses for the Company's executive officers for the fiscal year ending December 31, 1997 will equal the greater of 15% of the Company's pre-tax net income or $150,000.


                                   * * * * *

------------------------------------------------------------------------------

------------------------------------------------------------------------------

======================================  ======================================

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale make hereunder shall, under any circumstances, created any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                         ------------------------------

                               TABLE OF CONTENTS

                                                             Page

Prospectus Summary
Risk Factors
Special Note Regarding Forward-Looking
  Statements
Use of Proceeds
Dividend Policy
Dilution
Capitalization
Selected Financial Data
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations
Business
Management
Principal Shareholders
Certain Relationships and Related
  Transactions
Description of Capital Stock
Shares Eligible for Future Sale
Selling Securityholders
Plan of Distribution for Selling Shareholders
Underwriting
Legal Matters
Experts
Available Information
Glossary
Index to Financial Statements

Until ________,  1997, all dealers effecting  transactions in   the   registered
securities,    whether   or   not participating  in the  distribution,  may be
required  to deliver  a   prospectus.   This  is  in  addition  to  the
obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    834,000

                             SHARES OF COMMON STOCK


                                 [INSERT LOGO]


                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                             ANDERSON & STRUDWICK,
                                  INCORPORATED

                               July ______, 1997


====================================== ======================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Article VI of the Company's Articles of Incorporation provides as follows:

         The Corporation shall indemnify(a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

         Section 8 of the Underwriting Agreement, filed as Exhibit 1.1 hereto provides for reciprocal indemnification between the Registrant and the Underwriter against certain liabilities in connection with the Offering, including liabilities under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the shares of Common Stock being registered, other than the Underwriter's selling commissions. All of the following expenses will be paid by the Company.

          -----------------------------------------------------------------
          Commission Filing Fee                                $  3,201.00
          -----------------------------------------------------------------
          Nasdaq SmallCap Fee                                  $  7,843.00
          -----------------------------------------------------------------
          NASD Filing Fee                                      $  1,465.00
          -----------------------------------------------------------------
          Blue Sky Fees and Expenses                           $ 10,000.00
          -----------------------------------------------------------------
          Printing and Engraving Expenses                      $ 20,000.00
          -----------------------------------------------------------------
          Accounting Fees and Expenses                         $ 35,000.00
          -----------------------------------------------------------------
          Legal Fees and Expenses                              $100,000.00
          -----------------------------------------------------------------
          Transfer Agent and Registrar Fees                    $  5,000.00
          -----------------------------------------------------------------
          Miscellaneous Fees and Expenses                      $ 27,491.00
          -----------------------------------------------------------------
                                       Total (Estimated)       $200,000.00
          =================================================================

Item 26. Recent Sales of Unregistered Securities

         Since July 18, 1994, the Company has sold and issued the following unregistered securities:

         On June 25, 1997, the Company sold subordinated convertible notes in an aggregate principal amount of $3,000,000 to 42 accredited investors in an offering exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act. Such notes accrue interest from June 25, 1997 through the date of conversion at a rate of 20% per annum and are payable in shares of Common Stock at a rate of $6.00 per share. The Underwriter served as placement agent in connection with such private placement and received a $240,000 placement fee. As additional compensation, the Company issued the Private Placement Warrants to the Underwriter. The Private Placement Warrants are exercisable for a period of five years at an exercise price of $9.90 per share.

         The Company believes that all of the transactions noted above were made or will be made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders will be approved in accordance with the Virginia law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         The sales and issuance of the securities in the above transactions were deemed to be exempt under the Securities Act by virtue of Sections 3(b) and/or 4(2) thereof and/or Regulation D promulgated thereunder as transactions not involving any public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the certificates issued in such transactions.

Item 27. Exhibits


Exhibit Number   Description of Exhibits

1.1              Form of Underwriting Agreement*
1.2              Form of Selected Dealers Agreement*
1.3              Form of Escrow Agreement*
3.1              Amended and Restated Articles of Incorporation of Registrant*
3.2              Amended and Restated Bylaws of Registrant*
4.1              Form of Common Stock Certificate**
4.2              Form of Subordinated Convertible Note*
4.3              Form of Underwriter's Warrant*
4.4              Form of Private Placement Warrant*
4.5              Form of Management Warrant*
5.1              Opinion of LeClair Ryan, A Professional Corporation**
10.1 Placement Agreement between the Company and the Underwriter relating to the Private Placement*
10.2 Warrant Agreement between the Company and the Underwriter relating to the Private Placement*
10.2 Warrant Agreement between the Company and the Underwriter relating to the Offering*
10.4             Warrant Agreement between the Company and Richard J. Freer*
10.5             Warrant Agreement between the Company and Thomas R. Reynolds*
10.6             Warrant Agreement between the Company and Gregory A. Buck*
10.7             Warrant Agreement between the Company and Robert B. Harris*
10.8             Employment Agreement for Richard J. Freer*
10.9             Employment Agreement for Thomas R. Reynolds*
10.10            Employment Agreement for Gregory A. Buck*
10.11            Employment Agreement for Robert B. Harris*
10.12            Executive Severance Agreement for Richard J. Freer*
10.13            Executive Severance Agreement for Thomas R. Reynolds*
10.14            Executive Severance Agreement for Gregory A. Buck*
10.15            Executive Severance Agreement for Robert B. Harris*
10.16            Escrow Agreement*
11.1             Statement re: computation of per share earnings*
23.1             Consent of Goodman & Company, L.L.P.*
23.2 Consent of LeClair Ryan, A Professional Corporation (included in Exhibit 5.1 hereto)**
24.1             Power of Attorney (see Page II-6)*
99.1             1997 Stock Incentive Plan*
-----------
*   Filed Herewith
**  To be filed by amendment

Item 28. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The registrant hereby undertakes that:

                  (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned small business issuer undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the in the City of Richmond, Commonwealth of Virginia, on July 21, 1997.

                             COMMONWEALTH BIOTECHNOLOGIES, INC.

                             By:  /s/ Richard J. Freer, Ph.D.
                                  ---------------------------
                                  Richard J. Freer, Ph.D.,
                                  Chairman of the Board

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Richard J. Freer, Ph.D.. and Robert B. Harris, Ph.D. and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked by writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 Name                                   Title                     Date

        /s/ Richard J. Freer, Ph.D.      Chairman of the Board (Principal      July 21, 1997
        ---------------------------       Executive Officer) and Director
            Richard J. Freer, Ph.D.


        /s/ Robert B. Harris, Ph.D.            President and Director          July 21, 1997
        ---------------------------
            Robert B. Harris, Ph.D..


        /s/ Gregory A. Buck, Ph.D.      Secretary, Vice President and          July 21, 1997
        --------------------------              Director
            Gregory A. Buck, Ph.D.


        /s/ Thomas R. Reynolds               Vice President and Director       July 21, 1997
        ----------------------
            Thomas R. Reynolds


        /s/ Charles A. Mills, III                   Director                   July 21, 1997
        -------------------------
            Charles A. Mills, III


        /s/ Peter C. Einselen                       Director                   July 21, 1997
        ---------------------
            Peter C. Einselen


        /s/ Chester M. Trzaski           Chief Operating Officer (Principal    July 21, 1997
        ----------------------                Financial Officer)
            Chester M. Trzaski


                            EXHIBIT INDEX

Exhibit Number              Description of Exhibits
1.1                         Form of Underwriting Agreement*
1.2                         Form of Selected Dealer Agreement*
1.3                         Form of Escrow Agreement*
3.1                         Amended and Restated Articles of Incorporation
                            of Registrant*
3.2                         Amended and Restated Bylaws of Registrant*
4.1                         Form of Common Stock Certificate**
4.2                         Form of Subordinated Convertible Note*
4.3                         Form of Underwriter's Warrant*
4.4                         Form of Private Placement Warrant*
4.5                         Form of Management Warrant*
5.1                         Opinion of LeClair Ryan, A Professional
                            Corporation**
10.1                        Placement Agreement between the Company and the
                            Underwriter relating to the Private Placement*
10.2                        Warrant Agreement between the Company and the
                            Underwriter relating to the Private Placement*
10.3                        Warrant Agreement between the Company and the
                            Underwriter relating to the Offering*
10.4                        Warrant Agreement between the Company and
                            Richard J. Freer*
10.5                        Warrant Agreement between the Company and
                            Thomas R. Reynolds*
10.6                        Warrant Agreement between the Company and
                            Gregory A. Buck*
10.7                        Warrant Agreement between the Company and
                            Robert B. Harris*
10.8                        Employment Agreement for Richard J. Freer*
10.9                        Employment Agreement for Thomas R. Reynolds*
10.10                       Employment Agreement for Gregory A. Buck*
10.11                       Employment Agreement for Robert B. Harris*
10.12                       Executive Severance Agreement for Richard J.
                            Freer*
10.13                       Executive Severance Agreement for Thomas R.
                            Reynolds*
10.14                       Executive Severance Agreement for Gregory A.
                            Buck*
10.15                       Executive Severance Agreement for Robert B.
                            Harris*
10.16                       Escrow Agreement*
11.1                        Statement re: computation of per share earnings*
23.1                        Consent of Goodman & Company, L.L.P.*
23.2                        Consent of LeClair Ryan, A Professional*
                            Corporation (included in Exhibit 5.1 hereto)**
24.1                        Power of Attorney (see Page II-6)*
99.1                        1997 Stock Incentive Plan*
--------------------------
*   Filed Herewith
**  To be filed by amendment